UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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Matrix Service Company
(Name of Registrant as Specified in Its Charter)
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MATRIX SERVICE COMPANY

2020 ANNUAL MEETING & PROXY

PURPOSE

Working to build a better future, improve quality of life, and create long-term value for our people, business partners, shareholders and communities.

VISION

To be the company of choice for engineering, constructing and maintaining the energy and industrial infrastructure that people rely on around the world.

VALUES

COMMITMENT TO SAFETY

INTEGRITY

POSITIVE RELATIONSHIPS

STEWARDSHIP

COMMUNITY INVOLVEMENT

DELIVER THE BEST

MATRIX SERVICE COMPANY

From the Chairman of the Board
FELLOW SHAREHOLDERS,

On behalf of the Board of Directors, I invite you to attend the Matrix Service Company 2020 Annual Meeting of Shareholders, which will be hosted virtually this year. The decision to hold the meeting virtually was made first and foremost out of concern for the health and well-being of our shareholders and employees. Hosting the meeting virtually will also lead to greater shareholder participation, with the same rights and opportunities to participate as at an in-person meeting.

As your elected representatives, the Board works with Company management to govern Matrix Service Company with transparency and in a way that results in growth and sustainable shareholder value. Together, we also strive to protect that value during periods of challenge. Fiscal 2020 was certainly one of those periods.

In the first half of the year, the Company continued to expand its market share in key growth areas including small- to mid-scale LNG facilities, natural gas processing, and renewables including liquid hydrogen and ethanol. At the same time, it implemented an improvement plan in select areas of its electrical infrastructure business and restructured its engineering subsidiary, ensuring both are competitively positioned for future growth. The Company also chose to exit the maintenance work in the integrated iron and steel market in the U.S. based on its analysis of the market's longer-term view, risk versus reward.

In the second half of the fiscal year, while we could never have predicted the impact of COVID-19 and the challenges it would create for our world and our clients, the Company's response was swift and effective. Company leadership and project site management implemented enterprise-wide protocols to protect employees while working collaboratively with its clients to ensure critical, essential work continued wherever possible.

Additionally, as a result of changes made by the Company's clients in their capital expenditure budgets due to lower energy demand, leadership extended its efforts enterprise-wide to streamline and optimize the business. Together with the Company's conservative approach to managing its balance sheet, which provides the ability to weather this extremely challenging period, Matrix is positioned to take advantage of the growth opportunities that present themselves and for expansion of existing services and entry into new end-markets to meet the changing business needs of our clients.

With the oversight of the Nominating and Corporate Governance Committee of the Board, the Company leadership also commenced formalization of its Environmental, Social, and Governance (ESG) strategy and reporting framework.

As Chairman of the Board, I am extremely proud of the Company's leadership team, employees, and my fellow Board members, and am confident the Company will exit this unprecedented period leaner, stronger, and well-positioned to serve both existing and new end-markets.

We greatly value the input we receive from our investors and encourage you to participate in our Annual Meeting of Stockholders and to communicate with the Company's leadership team and with us on a regular basis. Whether or not you plan to attend the Annual Meeting, please authorize your proxy as soon as possible so that your stock may be represented at the meeting.

Thank you for your continued trust and support,
and for your commitment to Matrix Service Company.

Sincerely,

J. W. Mogg

Chairman of the Board
September 24, 2020

Notice of 2020
ANNUAL MEETING OF STOCKHOLDERS

Matrix Service Company

10:00 a.m. CT
November 3, 2020

Online link:
VirtualShareholderMeeting.com/MTRX2020

RECORD DATE AND VOTING

You are entitled to vote if you were a stockholder of record at the close of business on September 4, 2020 (the "Record Date"). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the meeting. There were **26,460,196** shares of our common stock outstanding on the Record Date.

ITEMS OF BUSINESS

1. To elect seven members to our Board of Directors, each for a term extending until our 2021 Annual Meeting of Stockholders or until their successors have been elected or qualified.
2. To ratify our Audit Committee's engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021.
3. To conduct an advisory vote to approve named executive officer compensation.
4. To consider and act upon a proposal to approve the Matrix Service Company 2020 Stock and Incentive Compensation Plan.
5. To transact such other business that properly comes before the meeting or any adjournment or postponement thereof.

Stockholders will be able to ask questions during the meeting through the "Ask A Question" text box on the meeting page or by submitting them ahead of the Annual Meeting to **IR@MatrixServiceCompany.com**.

The proxy statement and Annual Report on Form 10-K are available online at **investors.matrixservicecompany.com and proxyvote.com**. The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

- The date and time of the virtual meeting;
- A list of the matters intended to be acted on and our recommendations regarding those matters;
- Any control/identification numbers that you need to access your proxy card; and
- Information about virtually attending the meeting and voting.

By order of the Board of Directors,

Justin D. Sheets

PROXY VOTING

Your vote is important. Please vote via proxy promptly so your shares can be represented, even if you plan to virtually attend the Annual Meeting. You can vote by internet, by telephone, or by using the accompanying proxy card.

proxyvote.com | 1 800 690 6903 | Proxy card instructions

TODAY'S WORK, TOMORROW'S WORLD

At Matrix Service Company, we believe we have an obligation to better the world in which we live and work – to do today's work in a manner that advances and protects tomorrow's world for future generations.

Across the business imperatives of environmental stewardship, social responsibility, governance, and economic success, we are committed to ensuring our strategies, policies, and practices align with sustainability goals where we can have the greatest impact globally and in our own local communities. We are committed to fulfilling our purpose today by safely engineering, constructing, and maintaining essential infrastructure that provides a better, brighter future for tomorrow.

FUNDAMENTAL TO OUR VALUES

The fundamentals of Environment, Social and Governance (ESG) are embedded in our core values – safety, integrity, positive relationships, stewardship, community involvement, and delivering the best. It is these values that guide how we engage with our business partners, manage our project sites, support and develop our people, and give back to our communities.

Still, there is much work to be done. As our stakeholders demand more of our clients and our Company, we also demand more of ourselves. We look forward to advancing our work across ESG and to sharing our progress, publicly and transparently.

OUR OVERSIGHT STRUCTURE

We have formalized our ESG strategy and reporting framework, and established a strong oversight structure comprised of an ESG Executive Steering Committee accountable to the Chief Executive Officer and to the Nominating and Corporate Governance Committee of our Board of Directors. Reporting to the Steering Committee are cross-functional subcommittees, each led by a senior sponsor, focused on the three ESG pillars. Together, we are actively engaged with our stakeholders, including our employees, clients, investors, and communities to identify current and future priorities; establish the framework, policies, and procedures to allow for performance monitoring and assessment, transparent reporting, and accountability; and make it easier for all stakeholders to learn more about our commitments and accomplishments.

ENVIRONMENT

Across our organization, from our project sites to our offices, Matrix Service Company is committed to environmental stewardship and to continuously seeking better, more sustainable ways to perform our work in existing and new markets, including renewables. As we move forward in formalizing our strategy and reporting framework, we will establish specific benchmarks and goals addressing:

- Environmental Sustainability
- Carbon Footprint
- Supply Chain Policies & Practices

ON OUR PROJECT SITES

Currently, we work collaboratively with our clients to proactively develop project-specific environmental plans ahead of site mobilization. These plans focus on reducing emissions where possible, responsibly sourcing materials through Environmentally Preferable Purchasing (EPP), conserving energy and water, managing hazardous and non-hazardous materials, preventing storm water, dust, and noise pollution, recycling scrap and other materials, and protecting wildlife.

IN OUR OFFICES

Across our network of offices, we are actively engaged in identifying and implementing ways in which we can conserve energy, remove single-use plastics, manage waste, and reduce our carbon footprint. We are doing so through use of flexible and remote work options which reduces needed office space and minimizes employee commuting. Additionally, we are standardizing office design to promote efficient use of space, using less consumables, increasing recycling efforts, reusing and recycling IT equipment, and encouraging paperless work habits. We also are using technology to limit air and other travel.

SOCIAL

At Matrix Service Company, our brand promise to 'move to a higher standard' is dependent upon the talented, highly skilled people who are a part of our organization – people who understand how purpose connects to performance to create value for all our shareholders, and who are unrelenting when it comes to doing the right thing, every time. To ensure we continue to attract, retain and develop a best-in-class diverse workforce, our social strategy and reporting framework, including performance goals and metrics, will focus on:

Workforce Safety, Health & Wellness | Diversity, Equity, & Inclusion
Community Service & Impact | Training & Development

Matrix Service Company Total Recordable Incident Rate

0.8
0.7
0.6
0.5
2014
2016
2018
2020

TRIR is a key safety performance indicator used by the Company.

A CULTURE OF WORKFORCE SAFETY, HEALTH AND WELLNESS

Since inception, Matrix Service Company has put the safety, health and wellness of its employees first. It is just a part of why we have consistently been certified as a Great Place to Work®. Safety is an obligation we have to our people and an expectation our clients have of us. With the goal of achieving and maintaining zero injuries, we are continuously improving our strong HSE program that includes robust training, policies and processes to mitigate risks, track and measure results.

Equally important is physical and mental health and wellness, supported by a strong culture of work-life balance as well as numerous employee benefits. Among them are annual biometric screenings, annual flu vaccinations, on-site medical clinics, and our 24/7 assistance program open to employees and family members.

DIVERSITY, EQUITY, AND INCLUSION

Led by our CEO, who formalized our commitment by signing the CEO Action for Diversity & Inclusion pledge, Matrix is embedding Diversity, Equity, and Inclusion (DEI) into our culture. With much still to be done, we have implemented enterprise-wide training focused on inclusive practices and unconscious bias; performed third-party pay equity analyses; evaluated our recruiting and employment practices to look for ways to attract and engage an increasingly diverse workforce; identified policy changes to be made including those that focus on human rights, and established metrics against which we can benchmark our progress.

TRAINING AND DEVELOPMENT

With a continuous focus on professional and personal training and development, our stakeholders benefit from a strong learning culture offered through our own Matrix University, with internal and external courses that vary from self-paced eLearnings to live, multi-day workshops. Course content ranges from basic skills to highly advanced, technical training and executive leadership development. Employees strive to obtain at least 40 hours each year to their professional development.

Our objectives are to provide our people with every opportunity to learn, develop and grow as leaders, and to ensure our clients are provided with the best and brightest the industry has to offer.

18 hrs
33 hrs
42 hrs
47 hrs
2017
2018
2019
2020
Average annual training & development hours per administrative employee

COMMUNITY SERVICE AND IMPACT

With a rich history in community service, our company and employees proudly support the communities in which we live and work through donation of time, treasure, and talent. Across North America, our employees are actively involved with community colleges and trade schools, as well as schools and organizations promoting Science, Technology, Engineering, and Math (STEM).

We support numerous non-profit organizations including United Way, Junior Achievement, American Cancer Society, American Heart Association, and more. And we actively engage with our clients in the communities where their projects take us, supporting various community outreach and relationship initiatives. As we collect, measure, and analyze our community service and impact, our focus will continue to be further aligned with overall Company strategy and ESG priorities.

GOVERNANCE

The most important promise we make to our clients, investors, business partners, and communities – and to ourselves – is to uphold the highest standards of ethics, integrity, and respect.

Twice recognized by Forbes as one of America's most trustworthy publicly traded companies, we know our success depends on our people and our word – on doing the right thing, every time, without exception.

As such, the Board of Directors of Matrix Service Company sets high standards for the Company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for stockholders and to oversee the management of the Company's business. To fulfill its responsibilities and to discharge its duty, the Board of Directors follows the procedures and standards that are set forth in its Corporate Governance Guidelines, which are posted on our Investor Relations website.

Board of Directors - Skills Matrix

Each year, our Board of Directors and employees complete annual training on our Code of Business Conduct and Ethics as well as other relevant training on anti-bribery, anti-corruption, and cybersecurity. We support this training through continuous communications and, in the case of cybersecurity, through third-party penetration testing and risk assessment.

We are committed to maintaining an environment where everyone is expected to act ethically and with integrity, and where our people know they can voice concerns and will be taken seriously, without fear of retribution.

BOARD OF DIRECTORS
Nominating & Corporate Governance Committee
EXECUTIVE STEERING COMMITTEE
SUSTAINABILITY COMMITTEE
Environmental
Social
Governance

ESG GOVERNANCE

We are focused on embedding our ESG strategy and framework in our culture and across every aspect of our business. With oversight by our Board of Directors, we will ensure our ESG priorities are integrated into our Company's overall strategic planning and day-to-day business practices.

CORPORATE GOVERNANCE

Our corporate governance framework is designed to promote the interests of our stockholders, support Board and management accountability, and drive a culture of excellence that will result in continued growth and sustainable long-term stockholder value.

MATRIX SERVICE
COMPANY

- Strategic Leadership
- Mergers & Acquisitions
- Industry Experience
- Environmental, Social & Governance
- Public Company Board Experience
- Financial Expertise/ Literacy
- Risk Management Oversight
- International Business

PROACTIVE BOARD REFRESH & ENGAGEMENT

- 50% of directors added in the last four years
- 24 Board and Committee meetings in FY20
- 100% attendance at Board and Committee meetings in FY20
- 7 of 8 directors are independent

DIVERSITY & TENURE

Our Board is a thoughtful blend of those who have a deep understanding of our business and the end-markets we serve as well as those who bring new skills and fresh perspectives. Additionally, two of our seven independent directors are gender diverse, supporting our commitment to greater inclusion and diversity throughout our organization.

1-3 YEARS

4-6 YEARS

7+ YEARS

MATRIX SERVICE COMPANY
5100 E. Skelly Dr., Ste. 100
Tulsa, OK 74135
PROXY STATEMENT - TABLE OF CONTENTS
i

ii

MATRIX SERVICE COMPANY
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 3, 2020
This proxy statement, along with a proxy card and our 2020 Annual Report, is first being posted online for our stockholders on or about September 24, 2020
SOLICITATION AND REVOCATION OF PROXIES
The accompanying proxy is solicited by the Board of Directors (the “Board”) of Matrix Service Company (“Matrix”, the “Company”, “we”, “our” or “us”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held at 10:00 AM, Central Time on November 3, 2020, and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders. Due to concerns regarding the novel coronavirus (“COVID-19”) pandemic and to protect the health and safety of our employees and stockholders, the Annual Meeting will be a virtual meeting conducted solely online via live webcast and can be attended by visiting www.virtualshareholdermeeting.com/MTRX2020. This proxy statement and accompanying proxy card were first posted online on or about September 24, 2020 to stockholders of record on September 4, 2020 (the “Record Date”). The virtual meeting will begin promptly at 10:00 a.m. (CT). We encourage you to access the Annual Meeting 15 minutes prior to the start time leaving ample time for check-in and to ensure that you can hear audio prior to the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the Annual Meeting.
If the accompanying proxy card is properly executed and returned or a stockholder votes his or her proxy by Internet or telephone, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, those shares will be voted FOR each of the Board's nominees in respect of Proposal 1 and FOR Proposals 2, 3 and 4. In addition, the proxy confers authority on the persons named in the proxy card to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board is not currently aware of any other such matters. Any stockholder who has given a proxy, whether by mail, Internet or telephone, has the power to revoke it at any time before it is voted by executing a subsequent proxy and sending it to Justin D. Sheets, Secretary, Matrix Service Company, 5100 E. Skelly Dr., Ste. 100, Tulsa, OK 74135, or by a later dated vote by Internet or by telephone. The proxy also may be revoked if the stockholder attends the meeting virtually and elects to vote online. Virtual attendance at the meeting will not itself constitute revocation of a proxy.
Under the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about September 24, 2020 to our shareholders of record at the close of business on the Record Date. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.
You can vote in any of the following ways:
To vote via the Internet prior to the Annual Meeting if you are a registered stockholder:
•	Follow the instructions on your proxy card and E-Proxy Notice; and
•	Vote your shares as instructed on your proxy card and E-Proxy Notice.
To vote by telephone if you are a registered stockholder who received a paper proxy card:
•	Dial 1-800-690-6903 from any touch-tone telephone at any time prior to 11:59 ET on November 2, 2020; and
•	Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered stockholder who received a paper proxy card:
•	Mark, sign and date your proxy card; and
•	Return it in the envelop provided.
To vote prior to the Annual Meeting if you hold your shares in “street name”, follow the instructions of your bank or broker.
To vote virtually at the Annual Meeting if you are a registered stockholder or if you hold your shares in “street name”:
•	Access www.virtualshareholdermeeting.com/MTRX2020;
•	If you are a registered stockholder, have your 16-digit control number located on your E-Proxy Notice or you proxy card (if you received a printed copy of the proxy materials); and
•
If you hold your shares in “street name”, have your 16-digit control number provided to you by your bank or broker. If you hold your shares in “street name” and do not have your 16-digit control number, please contact your bank or broker prior to the Annual Meeting.

Stockholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail, or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares virtually.
Matrix will bear the cost of the solicitation of proxies from its stockholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, the Company’s Directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or virtually but will receive no additional compensation for soliciting such proxies, although they may be reimbursed for their out-of-pocket expenses in connection therewith. Matrix will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. Matrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

STOCKHOLDERS ENTITLED TO VOTE
At the close of business on the Record Date, there were 26,460,196 shares of the Company’s common stock, par value $0.01 per share, outstanding. Each outstanding share of our common stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. There is no cumulative voting with respect to the election of directors. The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock as of the Record Date is required for a quorum for the transaction of business.
If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority to vote shares on certain matters (such as the ratification of auditors) when their customers do not provide voting instructions. However, on other matters (such as the election of directors), when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Please note that an uncontested election of directors is no longer considered a routine matter. This means that brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board. Abstentions may be specified on all proposals. The following vote is needed in order for the various proposals to be adopted:
Proposal 1 - Election of Directors: The affirmative vote of a majority of the votes cast at the meeting is required for the election of directors. This means that the number of shares voted for a director nominee must exceed the number of votes cast against that nominee in order to elect that nominee in an uncontested election. With respect to the election of directors, you may vote for or against each nominee. Abstentions and broker non-votes do not count as votes for or against the nominee's election.
Proposal 2 - Ratification of Independent Registered Public Accounting Firm: The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021 will be ratified if a majority of the shares of common stock present or represented by proxy and entitled to vote thereon at the Annual Meeting vote in favor. Abstentions will have the effect of a vote against the proposal.
Proposal 3 - Advisory Vote on Executive Compensation: The approval, on an advisory basis, of the compensation paid to our executive officers named in this proxy statement requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the effect of a vote against the proposal.
Proposal 4 - Approval of the Matrix Service Company 2020 Stock and Incentive Compensation Plan: The approval of the Matrix Service Company 2020 Stock and Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the effect of a vote against the proposal.
A broker non-vote is not considered a share entitled to vote on the particular matter. Therefore, even though broker non-votes are counted in determining a quorum, with respect to Proposals 3 and 4, broker non-votes are excluded from the denominator in determining whether affirmative votes represent a majority of those present and entitled to vote at the Annual Meeting and will not affect the outcome of Proposals 1, 3 or 4.

PROPOSAL NUMBER 1:
Election of Directors
The Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that the number of directors on the Board be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The Board size is currently fixed at eight members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified.
In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated the seven nominees identified below. The Board recommends that you vote “For” the election of its seven nominees. Proxies solicited by the Board will be voted “For” all seven nominees unless stockholders specify otherwise in their proxies.
All of the seven nominees are standing for election or re-election as a director, including Mr. Conner, who was appointed to the Board of Directors in August 2020. At the time of his appointment to the Board of Directors, Mr. Conner was selected from a pool of qualified candidates by the Nominating and Corporate Governance Committee.
John W. Gibson, who currently serves as a director and whose term expires at the Annual Meeting, is retiring from the Board of Directors as of the date of the Annual Meeting. We are appreciative of Mr. Gibson’s service to the Company and the valuable counsel and business advice he has provided as a member of the Board of Directors since 2016. The size of the Board will revert to seven members coincident with Mr. Gibson's retirement.
Each of the Board’s nominees has consented to be named as a nominee in this proxy statement and to serve as a director if elected. If, at the time of the Annual Meeting, any of the nominees is unable to serve or for good cause will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes who may be recommended by the Nominating and Corporate Governance Committee and whom the Board may propose to replace such nominee. The Board has no reason to believe that any substitute nominee or nominees will be required.
Each of our directors possesses a combination of attributes that qualifies him or her for service on the Board. The directors were specifically recruited for these attributes, which include business experience specifically related to the industries in which we operate, knowledge based on specialized education or training such as accounting, legal and finance, and senior executive management experience that demonstrates leadership qualities and a practical understanding of organizations, processes, business strategies, risk management and how to drive change and growth. We believe that the qualifications, skills and experiences of the directors, individually and collectively, have resulted in the Board being highly effective. The specific skills for each director are listed below:
Board of Directors - Skills Matrix
	Martha Z. Carnes	John D. Chandler	Carlin G. Conner	John R. Hewitt	Liane K. Hinrichs	James H. Miller	Jim W. Mogg
Public Company Board Experience	✔	✔	✔	✔	✔	✔	✔
Strategic Leadership	✔	✔	✔	✔	✔	✔	✔
Financial Expertise/Literacy	✔	✔	✔	✔	✔	✔	✔
Industry Experience	✔	✔	✔	✔	✔	✔	✔
Risk Management Oversight	✔	✔	✔	✔	✔	✔	✔
Environmental, Social and Governance	✔	✔	✔	✔	✔	✔	✔
International Business	✔		✔	✔	✔	✔
Mergers and Acquisitions	✔	✔	✔	✔	✔	✔	✔

Nominated Director Biographies
Set forth below is biographical information for each of the Board’s nominees for election as a director at the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.
Martha Z. Carnes
Age: 60 Director Since: July 2017 Committees: • Audit (Chairman) • Compensation • Nominating and Corporate Governance
Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a thirty-four year career with the firm. She was an assurance partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC's Energy and Mining leader in the United States where she led the firm's energy and mining assurance, tax, and advisory practices. Ms. Carnes also served as one of PwC's Risk Management Partners and was PwC's United States representative on the firm's Global Communities Board. She also serves on the Supervisory Board and is the Lead Independent Director and Chairman of the Audit Committee of Core Laboratories N.V., a Netherlands company that provides reservoir description and production enhancement services to the oil and gas industry. In addition, she is a member of the Board of Directors and member of the Audit Committee of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics. Ms. Carnes is also a Member Representative of Ohio Valley Midstream LLC, a member managed limited liability corporation, and she is a member of the Board of Trustees at Texas Children's Hospital and the Board of the Barbara Bush Houston Literacy Foundation. From September 2017 to June 2019, she was a member of the Board of Directors and served on both the audit and conflicts committees of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners LP. Ms. Carnes received her B.B.A. in accounting from the University of Texas at Austin and is a certified public accountant.

Skills and Qualifications:

The specific experience, qualifications, attributes or skills that led to the conclusion Ms. Carnes should serve as a Director include her extensive expertise in financial oversight and financial reporting, and her broad accounting knowledge gained from working with and auditing public companies in the energy industry and her operational and leadership experience at PwC.

John D. Chandler
Age: 50 Director Since: June 2017 Committees: • Audit • Compensation • Nominating and Corporate Governance
On August 28, 2017, Mr. Chandler was appointed as Senior Vice President and Chief Financial Officer for The Williams Companies, Inc. (“Williams”). Mr. Chandler served as a director for WPZ GP LLC, the general partner of Williams Partners LP, from September 2017 to August 2018 when Williams Partners LP became a wholly-owned subsidiary of Williams. Mr. Chandler previously served as a director and as chairman of the audit committee of USA Compression GP, LLC, the general partner of USA Compression Partners, LP. He also previously served on the board of directors and the audit committee of CONE Midstream GP, LLC, the general partner of CONE Midstream Partners LP, and on the board of directors and audit committee of Green Plains Holdings LLC, the general partner of Green Plains Partners LP. From 2009 until his retirement in March 2014, Mr. Chandler served as Senior Vice President and Chief Financial Officer of Magellan GP, LLC, the general partner of Magellan Midstream Partners, LP. From 2003 until 2009, he served in the same capacities for the general partner of Magellan Midstream Holdings, L.P. From 1999 to 2002, Mr. Chandler was Director of Financial Planning and Analysis and Director of Strategic Development for a subsidiary of Williams. From 1992 to 1999, Mr. Chandler held various accounting and finance positions with MAPCO Inc. Mr. Chandler received his B.S. and B.A. in accounting and finance from the University of Tulsa.

Skills and Qualifications:

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Chandler should serve as a Director include his long history of service in senior corporate leadership positions, his extensive experience in the energy industry, his extensive financial oversight expertise and his understanding of complex financial matters gained from his experience as a CFO of two large publicly traded companies.

Carlin G. Conner
Age: 52 Director Since: August 2020 Committees: • Audit • Compensation • Nominating and Corporate Governance
Since April 2020, Mr. Conner has served as senior advisor of Riverstone Holdings. He was president, chief executive officer, and a director of SemGroup Corp. (“SemGroup”), a publicly traded company engaged in gathering, transportation, storage, distribution, marketing and other midstream services primarily in the U.S. and Canada, from April 2014 until January 2020. He also served as chairman of the board of directors, president and chief executive officer of the general partner of Rose Rock Midstream, L.P. (“Rose Rock”), a publicly traded master limited partnership and subsidiary of SemGroup, which owned and operated a diversified portfolio of midstream energy assets, from 2014 until September 2016. In 2000, he joined a subsidiary of Oiltanking GmbH (“Oiltanking”), a German based independent worldwide storage provider of crude oil, refined petroleum products and liquid chemicals. During his nearly 14 years with Oiltanking and its affiliates, he focused on international business development, operations and strategy while serving in various leadership roles. From 2012 to 2014, Mr. Conner served as global managing director of Oiltanking, and he served as chairman of the board of directors of the general partner of Oiltanking Partners, L.P., a publicly traded master limited partnership engaged in independent terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas, from 2011 to 2014. From 2012 to 2014, Mr. Conner also served as an executive board member of Marquard & Bahls, AG, the parent company of Oiltanking, where he was instrumental in defining a new strategy for the energy supply, trading, and logistics business across Europe, the Americas, Asia, and Africa. Mr. Conner holds a bachelor’s degree in environmental science from McNeese State University.

Skills and Qualifications:

Mr. Conner provides the Board more than 28 years of experience in the midstream industry and executive level experience gained through his services with SemGroup and Oiltanking and their affiliates as described above. He also has substantial board experience related to management and oversight of a publicly traded master limited partnership. His industry knowledge and board experience allow him to be a valuable contributor to the Board.

John R. Hewitt
Age: 62 Director Since: May 2011
Mr. Hewitt has spent his entire career in the engineering, procurement, and construction industry. Prior to joining Matrix in May 2011, Mr. Hewitt worked for approximately 25 years for various operating businesses of Aker Solutions ASA (“Aker”) and its predecessor companies, which provide engineering and construction services, technology products, and integrated solutions to the energy and process industries worldwide. Up until his appointment with the Company, Mr. Hewitt served as Vice President of Aker Solutions, where he was responsible for providing executive oversight on major capital projects in the power and liquefied natural gas industries. He also served as President, United States Operations at Aker Solutions E&C US, Inc. from 2007 to 2009 where he was responsible for managing all construction services in North America. Prior to that, he served as President of Aker Construction Inc. where he had full profit and loss responsibility for a multi-disciplined direct hire industrial construction business operating throughout North America. Mr. Hewitt holds a finance degree from Stetson University and an engineering degree from the Florida Institute of Technology. Mr. Hewitt is a member of the board of directors of the Tulsa Area United Way, the Philbrook Museum of Art, the Tulsa Area Tourism Improvement District, the Tulsa Regional Chamber - Visit Tulsa, the Committee of One Hundred - Tulsa and the Tulsa Boys Home. Mr. Hewitt also serves as an executive board member of the Tulsa Regional Chamber of Commerce.

Skills and Qualifications:

As the current President and CEO of the Company, Mr. Hewitt provides a management representative on the Board with extensive knowledge of day-to-day operations. As a result, he can facilitate the Board’s access to timely and relevant information and its oversight of management’s strategy, planning and performance. In addition, Mr. Hewitt brings to the Board considerable management and leadership experience, extensive knowledge of the energy industry and our business, and significant experience with mergers and acquisitions.

Liane K. Hinrichs
Age: 63 Director Since: June 2018 Committees: • Audit • Compensation • Nominating and Corporate Governance (Chairman)
Ms. Hinrichs served as Senior Vice President, General Counsel and Corporate Secretary for McDermott International, Inc. from October 2008 until her retirement in August 2017. Previously, she served as McDermott's Vice President, General Counsel and Corporate Secretary from January 2007 to September 2008; Corporate Secretary and Associate General Counsel, Corporate Compliance and Transactions from January 2006 to December 2006; Associate General Counsel, Corporate Compliance and Transactions, and Deputy Corporate Secretary from June 2004 to December 2005; Assistant General Counsel, Corporate Secretary and Transactions from October 2001 to May 2004; and Senior Counsel from May 1999 to September 2001. Prior to joining McDermott in 1999, she was a partner in a New Orleans law firm. Ms. Hinrichs received a Master of Law in Securities Regulation from Georgetown University Law Center, a J.D. from Tulane School of Law and a B.A. in English from Tulane University.

Skills and Qualifications:
Ms. Hinrichs brings a combination of boardroom experience, executive leadership and general counsel credentials in the engineering and construction industry. Her deep experience and expertise in governance, enterprise risk management, compliance, international issues and strategy ensure advocacy for best practices and contribute to the Board's deliberations on some of today's most critical issues.

James H. Miller
Age: 65 Director Since: May 2014 Committees: • Audit • Compensation • Nominating and Corporate Governance
On November 1, 2017, Mr. Miller was appointed as the sole director of Kvaerner U.S. with oversight and fiduciary responsibility for all U.S.-based operations. Since October 2018, Mr. Miller has also served as a consultant for Seajay Consulting L.L.C. From June 2011 to October 31, 2017, Mr. Miller was Executive Vice President - Americas of Kvaerner U.S. From June 2008 through June 2011, Mr. Miller served as Chief Executive Officer & President of Aker Philadelphia Shipyard. From June 2011 to April 2014, Mr. Miller also served as Chairman of the Board for Aker Philadelphia Shipyard ASA (re-named Philly Shipyard ASA in 2015) and re-assumed that position from February 2016 to April 2020. He is currently the Senior Advisor and an Officer for Philly Shipyard Inc. Prior to the shipyard, Mr. Miller was President of Aker Solutions Process & Construction Americas and before that was President of Aker Construction, Inc., which was one of the largest union construction companies in North America. He previously served on the Board of Directors of San Juan Construction, a multi-disciplined full-service general contractor. Mr. Miller graduated from the University of Edinboro in Pennsylvania with a Bachelors of Arts degree.

Skills and Qualifications:

Mr. Miller's extensive progressive leadership positions with a large multi-national industrial construction contractor led to the conclusion that Mr. Miller should serve as a Director. Mr. Miller has significant operational experience and a thorough understanding of the challenges and risks that face industrial construction contractors. He is experienced with merger and acquisition activity, partnering with other companies, and the management of large multi-year construction projects. Mr. Miller is also knowledgeable in many of the Company's key markets including power generation and heavy industry projects.

Jim W. Mogg
Age: 71 Director Since: August 2013 Chairman of the Board
Mr. Mogg has served on the board of directors of ONEOK, Inc., a publicly traded diversified energy company, since July 2007. Mr. Mogg also served as a director of ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P., a publicly traded master limited partnership that operated natural gas and natural gas liquids gathering, processing, pipelines, and fractionation assets, from August 2009 until its merger with a subsidiary of ONEOK, Inc. in June of 2017. Mr. Mogg served as Chairman of the Board of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P. (“DCP Midstream”), from August 2005 to April 2007. From January 2004 to September 2006, Mr. Mogg served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy Corporation. Additionally, Duke Energy affiliates, Crescent Resources and TEPPCO Partners, LP (“TEPPCO”), reported to Mr. Mogg. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. DCP Midstream was the general partner of TEPPCO and, as a result, Mr. Mogg was Vice Chairman of TEPPCO from April 2000 to May 2002 and Chairman from May 2002 to February 2005. Mr. Mogg also serves on the board of directors of High Point Resources, an exploration and production company, where he is currently the non-executive Chairman.

Skills and Qualifications:

The specific experience, qualifications, attributes or skills that led to the conclusion Mr. Mogg should serve as a Director include his long history of service in senior executive leadership positions, including as a chief executive officer, and his significant knowledge of the energy industry. Mr. Mogg also brings financial expertise to the Board, including through his previous supervision of principal accounting officers, involvement in financing transactions, and his service on the audit committees of other companies. His current and previous directorships also provide Mr. Mogg with extensive corporate governance experience.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE ABOVE-NAMED NOMINEES FOR ELECTION.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board uses its best efforts to adopt and implement sound corporate governance practices and believes strongly that effective corporate governance practices are an important component of its efforts to focus the entire organization on generating long-term stockholder value through conscientious, safe and ethical operations.
The Board has adopted and implemented Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of the Company’s directors, officers (including its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com.
Director Independence Guidelines
Pursuant to the applicable rules for companies traded on the NASDAQ Global Market System (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Board has adopted director independence guidelines. In accordance with these guidelines, each independent director must be determined to have no relationship with the Company which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The guidelines specify criteria by which the independence of the Company’s directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm.
The Board has affirmatively determined that each of Ms. Carnes, Mr. Chandler, Mr. Conner, Mr. Gibson, Ms. Hinrichs, Mr. Miller and Mr. Mogg are “independent” under the NASDAQ and SEC guidelines. Mr. Hewitt is not considered to be independent because of his current employment as President and Chief Executive Officer of the Company.
The Board also considered James H. Miller's familial relationships with the Company. James H. Miller's son is an employee of Matrix North American Construction, Inc. (“Matrix NAC”), one of three principal operating subsidiaries of the Company. The Board concluded that this relationship did not impair Mr. Miller's independence for the following reasons:
•
Mr. Miller's son is Director of Regional Operations for western Pennsylvania focused on managing proposal development and project execution for Matrix NAC's energy markets in the western Pennsylvania region, reporting to the Senior Vice President of Operations for Matrix NAC.

•
Mr. Miller’s son was an employee of Kvaerner North American Construction, Inc. when the U.S. onshore business of Kvaerner ASA was acquired by Matrix Service Company in 2013. In connection with the acquisition, Matrix Service Company continued the employment of all employees of the acquired business.

•	Mr. Miller's son is four levels removed from the Matrix Service Company CEO in the internal organization hierarchy of Matrix Service Company.
•	Mr. Miller’s son does not serve in a policy-making role and is not in charge of a principal business unit, division or function (such as sales, administration or finance).
•	Matrix NAC maintains its own separate executive officer team and human resources department.
•
The compensation and terms of employment of Mr. Miller's son are not established or approved by the Matrix Service Company Board of Directors or Compensation Committee and are instead approved by his immediate supervisor on a basis consistent with the Company's human resources policies for comparable positions within the organization.

The full text of the Company’s director independence guidelines is included in the Company’s Corporate Governance Guidelines, which is available on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com.

Board Leadership Structure and Role in Risk Oversight
The Board has no policy mandating the separation of the offices of Chairman of the Board and Chief Executive Officer. However, as the oversight responsibilities of directors continue to increase, we believe it is beneficial to have an independent chairman whose sole job for the Company is leading the Board. We believe the separation of the Chairman and Chief Executive Officer roles provides strong leadership for our Board, while positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.
If, in the future, the Chief Executive Officer is serving as Chairman of the Board, then the Board will name a lead director who would, among other specified responsibilities, serve as the leader of the independent directors and facilitate communication between the Chairman/CEO and the other directors.
The Board has seven independent members and continues to have one non-independent member, the President and Chief Executive Officer of the Company. A number of our independent Board members have served as members of senior management or as directors of other public companies. Our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our stockholders.
The Audit Committee and full Board jointly oversee the Company’s risk management processes. The Audit Committee receives regular reports from management regarding the Company’s assessment of risks. In addition, the Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy, and seek to ensure that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.
Meetings and Committees of the Board
The Company’s Board met nine times during fiscal year 2020. The Board has three standing committees – the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the members of each of the committees qualifies as an “independent director” under the NASDAQ listing standards. During fiscal 2020, each director who served during the fiscal year attended 100% of the total number of meetings of the Board and of the total number of meetings held by all committees of which he or she was a member.
The Company’s Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of stockholders of the Company. All of the members of the Company’s Board attended the 2019 Annual Meeting of Stockholders, except for Carlin G. Conner, who joined the Board in August 2020.
Audit Committee
Director	Fiscal 2020 Committee Service
Martha Z. Carnes, Chairman	Served all of fiscal 2020
John D. Chandler, Member	Served all of fiscal 2020
John W. Gibson, Member	Served all of fiscal 2020
Liane K. Hinrichs, Member	Served all of fiscal 2020
James H. Miller, Member	Served all of fiscal 2020
Carlin G. Conner, Member	None - Appointed in the first quarter of fiscal 2021
The Audit Committee assists the Board in monitoring the integrity of the financial statements of the Company, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things, appoints, evaluates and approves the compensation of the Company’s independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fee, pre-approves all auditing services and permitted non-audit services, annually considers the qualifications and independence of the independent registered public accounting firm, reviews the results of internal audits, compliance with certain of the Company’s written policies and procedures and the adequacy of the Company’s system of internal accounting controls, prepares the Audit Committee report for inclusion in the annual proxy statement and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters. The Audit Committee operates under a written charter. A copy of the Audit Committee Charter is available on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com. The Audit Committee held four meetings during fiscal 2020.
Compensation Committee
Director	Fiscal 2020 Committee Service
John W. Gibson, Chairman	Served all of fiscal 2020
Martha Z. Carnes, Member	Served all of fiscal 2020
John D. Chandler, Member	Served all of fiscal 2020
Liane K. Hinrichs, Member	Served all of fiscal 2020
James H. Miller, Member	Served all of fiscal 2020
Carlin G. Conner, Member	None - Appointed in the first quarter of fiscal 2021
The Compensation Committee’s functions include reviewing and approving salary, short-term and long-term incentive awards, and other benefits for our executive officers, and reviewing and recommending to the full board for approval the compensation of non-employee directors. In addition, the Compensation Committee, in conjunction with the Board, reviews the Company’s strategic and financial plans to determine their relationship to the Company’s compensation program. Additional information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of our Chief Executive Officer and consultants in determining or recommending the amount or form of executive compensation, is included in the Compensation Discussion and Analysis below.
The Compensation Committee operates under a written charter. The Company has made a copy of its Compensation Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com. The Compensation Committee held six meetings during fiscal 2020. The Compensation Committee has no authority under its charter to delegate some or all of its authority to subcommittees or other persons and it has no current plans to do so.
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, the Compensation Committee was composed of John W. Gibson, Martha Z. Carnes, John D. Chandler, Liane K. Hinrichs and James H. Miller, all of whom are non-employee directors of the Company. During fiscal 2020, none of the Company’s executive officers served on the Board or on the Compensation Committee of any other entity who had an executive officer that served either on the Company’s Board or on its Compensation Committee.
Nominating and Corporate Governance Committee
Director	Fiscal 2020 Committee Service
Liane K. Hinrichs, Chairman	Served all of fiscal 2020
Martha Z. Carnes, Member	Served all of fiscal 2020
John D. Chandler, Member	Served all of fiscal 2020
John W. Gibson, Member	Served all of fiscal 2020
James H. Miller, Member	Served all of fiscal 2020
Carlin G. Conner, Member	None - Appointed in the first quarter of fiscal 2021

The Nominating and Corporate Governance Committee was established to assist the Board in identifying qualified individuals to become directors of the Company, recommend to the Board qualified director nominees for election by the stockholders or to fill vacancies on the Board, recommend to the Board membership on Board committees, recommend to the Board proposed Corporate Governance Guidelines and to provide oversight of the Company’s Environmental, Social and Governance strategy. The Nominating and Corporate Governance Committee operates under a written charter. The Company has made a copy of its Nominating and Corporate Governance Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com. The Nominating and Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. The Nominating and Corporate Governance Committee held four meetings during fiscal 2020.
Director Nomination Process
The Nominating and Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability to address the director qualifications discussed below.
The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee considers various potential candidates. Candidates may come to the attention of the Committee through current directors, senior management, professional search firms, stockholders or other persons.
Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination involves an evaluation of the candidate against the qualifications set forth in the Corporate Governance Guidelines, which require broad experience, wisdom, integrity, the ability to make independent analytical inquiries, an understanding of the Company’s business environment and a willingness to devote adequate time to Board duties, including service on no more than four other public company boards.
The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Board also strives to identify candidates with diverse backgrounds. We believe that the judgment and perspectives offered by a diverse Board improves the quality of decision making and enhances the Company’s business performance. The Company's Corporate Governance Guidelines provide that when searching for new directors, the Committee should actively seek out qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences to include in the pool from which Board nominees are chosen.
The Committee also assesses the candidate’s qualifications as an “independent director” under NASDAQ’s current director independence standards and the Company’s director independence guidelines. If the Committee determines that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee designates, after consultation with the CEO, which candidates are to be interviewed. After completing its evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board and the Board determines the nominees after considering the recommendation of the Committee.
Holders of common stock wishing to recommend a person for consideration as a nominee for election to the Board can do so in accordance with the Company’s Bylaws by giving timely written notice to Justin D. Sheets, Corporate Secretary of Matrix Service Company, at 5100 E. Skelly Dr., Ste. 100, Tulsa, OK 74135. In order to be considered timely, a stockholder’s notice of proposal must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The written notice should give each such nominee’s name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder (and the beneficial owner, if any, on whose behalf the nomination is made) and each such nominee and/or any other person or persons (naming such person or persons), relating to such nominee’s service on the Board, if elected, as well as any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The written notice should also be accompanied by a completed director nominee questionnaire in the form required by the Company and a completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary of the Company upon written request) that such person:
•
is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law;

•
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company;

•
would be in compliance, if elected as a director, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company;

•
will tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election in accordance with the Board's policies or guidelines on director elections; and

•	intends to serve a full term if elected as a director of the Company.
The written notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
•	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;
•	the class and number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;
•
the investment strategy or objective, if any, of such stockholder and its associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such associated person;

•
the disclosure of any short positions or other derivative positions relating to the Company’s shares of such stockholder and such beneficial owner, such information to be updated to reflect any material change in such positions through the time of the annual meeting;

•
a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company;

•
a representation that such stockholder is a holder of record of the Company’s stock entitled to vote at such meeting, will continue to be so through the date of the meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•
a representation as to whether such stockholder or beneficial owner intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt the proposal or to elect each such nominee;

•	the class and number of any security of any entity that was publicly disclosed as a peer by the Company; and
•	a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or any other person.
The above summary may not contain all of the information about our stockholder nomination process. You are encouraged to read our Bylaws carefully for further details, which can be found in our public filings.
Executive Sessions
Executive sessions of the Board are held periodically. The sessions are chaired by the independent, non-executive Chairman of the Board. Any non-management director may request that an additional executive session be scheduled. Executive sessions of the independent directors are regularly scheduled, at least quarterly in conjunction with regular board meetings, and are held on an as-needed basis.
Communications with the Board
The Board provides a process by which stockholders and other interested parties may communicate with the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board or any of the directors at the following address: Board of Matrix Service Company c/o Matrix Service Company, 5100 E. Skelly Dr., Ste. 100, Tulsa, OK 74135. Stockholders and other interested parties may also contact the Board or any of the directors via the Company’s online submission form by clicking on the “Contact the Board” link included on the Corporate Governance page included in the “Investor Relations” section of the Company’s website at matrixservicecompany.com. All communications will be compiled by the Company’s Corporate Secretary and submitted to the Board or the individual director on a periodic basis.
Equity Ownership Guidelines for Non-Employee Directors
The Company’s Stock Ownership Guidelines for Directors, which were revised in August 2014 and confirmed in August 2019, require each non-employee director to own a number of shares of our common stock equal in value to five times the annual cash retainer. For purposes of determining compliance with the guideline, the cash retainer does not include fees earned as Chairman of the Board or as Chairman of the Audit, Compensation or Nominating and Corporate Governance committees. The following types of equity can be used to satisfy the stock ownership requirements:
(1)	shares owned separately by the director or owned either jointly with, or separately by, immediate family members residing in the same household;
(2)	shares held in trust for the benefit of the director or his or her immediate family members;
(3)	shares purchased in the open market;
(4)	shares purchased through the Company’s Employee Stock Purchase Plan;
(5)	vested and unvested time-based restricted stock or restricted stock units (“RSUs”);
(6)
unvested performance units, or performance-based restricted stock or restricted stock units but only to the extent that the Company recognizes compensation expense with respect to such performance units, restricted stock or restricted stock units; and

(7)	in-the-money vested unexercised stock options.

Directors have five years from the date of their election or appointment to the Board to attain this level of ownership. Furthermore, once the guidelines are met, the directors will remain in compliance with the Stock Ownership Guidelines if a drop in the Company's stock price causes the director's ownership level to drop below five times the annual retainer so long as the director has not sold any shares subsequent to passing the ownership test. Messrs. Mogg, Miller, Gibson and Chandler currently satisfy the requirements. Ms. Martha Z. Carnes, who was appointed in July 2017, Ms. Liane K. Hinrichs, who was appointed in June 2018, and Mr. Carlin G. Conner, who was appointed in August 2020, do not currently satisfy the Stock Ownership Guidelines requirements; however, each is still within the initial five-year accumulation period.
DIRECTOR COMPENSATION
General
Management directors receive no additional compensation for their service on the Board or any committee thereof. Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.
The elements of our non-employee director compensation consist of cash and equity. Our objective in establishing director compensation is to position ourselves to attract and retain individuals who have relevant business and leadership backgrounds and experience by providing a competitive package of cash and equity compensation.
Total compensation for the Company’s non-employee directors is determined in a manner similar to that for executives, which is described under the caption “Compensation Discussion and Analysis.” The Compensation Committee of the Board (the “Committee”) engages a third-party compensation consultant to periodically review director compensation and make recommendations. The Committee reviews comparative data from the outside consultant and makes recommendations regarding director compensation to the full Board for approval.
Director compensation is generally reviewed on a bi-annual basis. It was most recently reviewed and reaffirmed in August 2019 when the Committee engaged a third-party compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to conduct a market study of director compensation. Meridian obtained comparative data using published compensation surveys and proxy analysis of selected companies similar in size, location and industry. The companies included in the survey are consistent with those that we use to review executive compensation.
The overall conclusions of the consultant were that the compensation structure of the Board was aligned with peer practices and that the annual value of compensation approximated the median of the identified peer group of companies. Upon careful consideration of the consultant's recommendations, peer practices and the Company's stated compensation objectives, the Committee recommended that no changes be made and approved the following, which remained in effect for fiscal 2020:
•	The value of the cash retainer remained at $85,000 for each non-employee director.
•	The annual equity grant would remain in the form of RSUs, the value of the grant would remain at $95,000 and the vesting period of the grant would remain unchanged at one year.
•	The additional cash retainers would remain at the following amounts:
Additional Cash Retainer	Amount ($)
Chairman of the Board	75,000
Audit Committee Chairman	15,000
Compensation Committee Chairman	10,000
Nominating and Corporate Governance Committee Chairman	7,500
We also provide a Deferred Fee Plan for Members of the Board of Directors of Matrix Service Company (the “Deferred Fee Plan”), which allows our non-employee directors to defer all or a portion of their cash compensation with interest. The effective interest rate for the subsequent calendar year is researched and approved by the Committee at a regularly-scheduled meeting, the most recent of which took place on

November 5, 2019. At that meeting, the Committee approved a decrease in the average interest rate from 6.25% to 6.0% for the 2020 calendar year. Non-employee directors are also permitted to invest their cash retainer in Company common stock through the Company’s 2011 Employee Stock Purchase Plan (“ESPP”). Investment through the ESPP is limited to $60,000 per director per calendar year.
Director Compensation
The compensation earned by each of our non-employee directors in fiscal 2020 is summarized in the table below:
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Stock Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)
Jim W. Mogg	160,000(6)	102,309	—	23,789	—	286,098
Martha Z. Carnes	100,000(7)	102,309	—	—	—	202,309
John D. Chandler	85,000(8)	102,309	—	—	—	187,309
John W. Gibson	95,000(9)	102,309	—	9,590	—	206,899
Liane K. Hinrichs	92,500(10)	102,309	—	—	—	194,809
James H. Miller	85,000(8)	102,309	—	19,973	—	207,282
Carlin G. Conner	—(11)	—	—	—	—	—
(1)
John R. Hewitt is not included in this table because he is a current employee and thus received no compensation for his service as a director. The compensation received by Mr. Hewitt as an employee is shown in the Summary Compensation Table for our Named Executive Officers under the caption “Executive Officer Compensation”.

(2)	Includes retainer fees earned in fiscal 2020 but paid subsequent to the completion of the fiscal year and fees earned in fiscal 2020 but deferred under the Deferred Fee Plan.
(3)
The amounts shown represent the grant date fair value for awards granted during fiscal 2020 determined in accordance with the applicable accounting guidance for equity-based awards. For further information on the valuation of these awards, see Notes 1 and 10 to the Consolidated Financial Statements included in our fiscal 2020 Annual Report on Form 10-K. The number of RSUs awarded in fiscal 2020 was determined by dividing the target value of $95,000 by the average share price over the 20-day period ending five days prior to the grant date multiplied by the closing share price on the grant date. For services provided as a member of the Board in fiscal 2020, Messrs. Mogg, Miller, Gibson and Chandler and Mmes. Carnes and Hinrichs each received an award of 5,290 RSUs with a grant date fair value of $102,309. As of June 30, 2020, Messrs. Mogg, Miller, Gibson and Chandler and Mmes. Carnes and Hinrichs each held 5,290 unvested RSUs.

(4)	No stock option awards were granted to non-employee directors in fiscal 2020 and no options were outstanding at June 30, 2020.
(5)
A non-employee director may defer all or part of director fees earned into the Deferred Fee Plan and earn interest on any deferred fees. The amounts shown represent interest earned under the plan in excess of a market rate. For fiscal 2020, the market rate for the deferrals was 0.924% as compared to the actual average rate earned of 6.25% for the first six months and 6.0% for the last six months.

(6)	Mr. Mogg's fees represent his annual retainer of $85,000, plus the additional retainer of $75,000 for his service as Chairman of the Board. Mr. Mogg deferred $85,000 of these fees.
(7)	Ms. Carnes' fees represent her annual retainer of $85,000, plus the additional retainer of $15,000 for her service as Chairman of the Audit Committee. Ms. Carnes' fees were paid in cash.
(8)	Fees for Messrs. Chandler and Miller represent their annual retainers of $85,000. All of Mr. Chandler's fees were paid in cash, and all of Mr. Miller's fees were deferred.
(9)	Mr. Gibson's fees represent his annual retainer of $85,000, plus the additional retainer of $10,000 for his service as Chairman of the Compensation Committee. Mr. Gibson deferred all of these fees.
(10)
Ms. Hinrichs' fees represent her annual retainer of $85,000, plus the additional retainer of $7,500 for her service as Chairman of the Nominating and Corporate Governance Committee. Ms. Hinrichs' fees were paid in cash.

(11)	Mr. Conner was appointed in August 2020 and as such did not receive any fiscal 2020 compensation.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee of the Board
The Audit Committee oversees the Company’s financial reporting process, including the system of internal controls, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the associated system of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee monitors these processes. The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm. As part of its oversight responsibilities, the Audit Committee has:
•
reviewed and discussed with the Company’s internal auditors and independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting;

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended June 30, 2020;
•
discussed with the independent registered public accounting firm the matters required to be discussed by AS 1301: Communications with Audit Committees of the Public Company Accounting Oversight Board; and

•
received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the Securities and Exchange Commission. The Audit Committee, subject to ratification by the stockholders, has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2021.
The Audit Committee is governed by a written charter. The Board of Directors has determined that the members of the Audit Committee are independent and financially literate as defined by the applicable standards. The Board has also determined that Martha Z. Carnes, John W. Gibson, John D. Chandler and Carlin G. Conner qualify as financial experts as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
Members of the Audit Committee:
Martha Z. Carnes, Audit Committee Chairman
John D. Chandler, Audit Committee Member
John W. Gibson, Audit Committee Member
Liane K. Hinrichs, Audit Committee Member
James H. Miller, Audit Committee Member
Carlin G. Conner, Audit Committee Member (appointed in August 2020)

Fees of Independent Registered Public Accounting Firm
Fees billed for audit services in fiscal 2020 and 2019 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, the audit of our internal controls, and services performed in connection with other filings with the SEC.
	Deloitte & Touche LLP
	Fiscal 2020	Fiscal 2019
Audit Services	$1,196,300	$1,465,345
Other Services	—	10,000
Total	$1,196,300	$1,475,345
Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and permissible non-audit services provided by the independent registered public accounting firm on a periodic basis up to a specified dollar amount in order to assure that the provision of such services does not impair the auditor’s independence. If the dollar amount of any anticipated services is expected to exceed the predetermined limit, pre-approval of the Audit Committee is required.
PROPOSAL NUMBER 2:
Ratification of Selection of Independent Registered Public Accounting Firm
Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of the Company has been charged with the exclusive power and authority to engage or terminate the independent registered public accounting firm. The Audit Committee of the Board has engaged the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. Deloitte & Touche LLP has served as independent auditors for the Company since January 2006.
A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from those attending the meeting.
The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the adoption of this proposal. The Board unanimously recommends that the stockholders vote “For” ratification of Deloitte & Touche LLP’s engagement.

EXECUTIVE OFFICER INFORMATION
Executive Officer Biographies
In addition to Mr. Hewitt, the Company’s President and Chief Executive Officer, who serves on the Board and whose biographical information is set forth under the caption, “Nominated Director Biographies,” the executive officers of the Company are:
Kevin S. Cavanah, age 55, has served as Vice President – Finance, Chief Financial Officer since December 2010 and as Treasurer since December 2013. Mr. Cavanah also served as Secretary for the Company from December 2010 to October 2018. Mr. Cavanah served as Vice President, Accounting and Financial Reporting for the Company from August 2007 to December 2010 and as Controller from April 2003 to December 2010. Prior to joining the Company, Mr. Cavanah served as an Accounting Manager for Williams Communications from 2001 to 2003 and as an Accounting Manager for The Williams Companies, Inc. from 1998 to 2001. Prior to joining The Williams Companies, Inc., Mr. Cavanah served as an Audit Manager for Ernst & Young, LLP. Mr. Cavanah has a Bachelor of Science in Business Administration degree in Accounting from the University of Arkansas. Mr. Cavanah also serves on the Board of the Tulsa Area United Way as well as its Finance and Audit Committee.
Alan R. Updyke, age 60, has served as Vice President and Chief Operating Officer since April 2020. He was President of Operations from September 2019 to March 2020. Before that, he was President of Matrix Service Inc., one of the Company's principal operating subsidiaries, from February 2018 to September 2019. He previously served as Senior Vice President, Operations for Matrix Service Inc. from September 2014 to January 2018. Prior to that, he served as Vice President of Construction for Matrix Service Inc. from July 2012 to August 2014. Before joining Matrix Service Inc., Mr. Updyke spent 17 years with Brinderson in various roles, most recently as President of their Western Operations. In that role, Mr. Updyke was responsible for providing strategic leadership and management direction to four regional offices and all major capital construction projects. Previous to that, Mr. Updyke was the General Manager of Turner Industries West Coast Operations.
Jason W. Turner, age 49, has served as President, Matrix North American Construction, one of the Company's principal operating subsidiaries, since December 2013. He previously served as Vice President, Corporate Development and Treasurer for Matrix Service Company from August of 2012 to December 2013 and as Vice President and Treasurer from May 2010 to August 2012. Prior to that, Mr. Turner served as Director of Finance for Matrix Service Company from March 2006 to May 2010. Prior to joining the Company, Mr. Turner served as Vice President Credit Products Officer for Bank of America. From May 1996 to February 2005, Mr. Turner held various positions with Gemstar-TV Guide including Vice President of Finance for TV Guide Networks. Prior to 1996, Mr. Turner worked for the Federal Reserve Bank and in commercial banking. Mr. Turner has a Bachelor of Science Degree in Finance from Oklahoma State University and an MBA from the University of Tulsa.
Nancy E. Austin, age 53, has served as Vice President, Chief Administrative Officer for the Company since October 2018. She previously served as Vice President, Strategic Services and Administration from August 2016 to October 2018 and as Vice President, Human Resources from January 2006 to August 2016. Prior to that, Mrs. Austin served as Director of Human Resources from September 2000 to January 2006. Prior to joining the Company, Mrs. Austin worked for TV Guide, Samson Resources and Villareal & Associates specializing in human resource management, employee relations, and consulting. Mrs. Austin holds a Bachelor of Science degree in Political Science from Oklahoma State University and is a certified Professional in Human Resources. Mrs. Austin serves on the Board of the Northeast Oklahoma Chapter of American Red Cross, and she also serves on the Board of the Girl Scouts of Eastern Oklahoma. Mrs. Austin also serves as a Commissioner on the City of Tulsa Civil Service Commission and on the OSU-Tulsa Business Advisory Council.
Rick J. Bennett, age 55, joined the Company as Vice President and Chief Information Officer in October 2014. Prior to joining Matrix, Mr. Bennett served ten years as the Chief Information Officer at T.D. Williamson based in Tulsa, Oklahoma. Prior to that, he held leadership positions in information technology at Blue Cross Blue Shield of Oklahoma, Blakely Crop Hail Insurance, National Farmers Organization, Taylor Ball Construction Management and The Principal Financial Group. Mr. Bennett holds an Executive Certificate from the Massachusetts Institute of Technology (MIT) Sloan School of

Management, a Bachelor of Business degree with emphasis in Management Information Systems from Western Illinois University, and completed a Masters of Energy Business degree at the University of Tulsa in May 2018. Early in his career he served in the United States Navy as an Interior Communications Electrician. Mr. Bennett serves on the Tulsa Region Board of Junior Achievement of Oklahoma and on the Advisory Board of 501tech. Also, he is the Chairman of the Board for the Swerve Foundation, and he is serving as the 2020 Chairman for the American Heart Association Heart Walk.
Justin D. Sheets, age 42, has served as Vice President and General Counsel since September 2019, Secretary for the Company since October of 2018 and Corporate Compliance Officer since September of 2015. From October 2014 to September 2019, he was Vice President, Legal and Risk Management. From July 2013 to October 2014, Mr. Sheets served as Senior Director, Legal and Risk Management. Between November 2011 and July of 2013, Mr. Sheets served as Director, Risk Management and from June 2010 until November of 2011, Mr. Sheets served as Staff Counsel. Mr. Sheets began his career with Matrix Service Company in 2002. From 2002 to 2008 and since 2010, Mr. Sheets served in various capacities of increasing responsibility. Mr. Sheets provided consulting services to the Company between 2008 and 2010 while he also consulted with Conway, McKenzie and Dunleavy representing construction clients with a primary focus on mergers and acquisitions, restructuring and liquidations. Mr. Sheets holds a Bachelor of Science Degree in Environmental Health and Safety Sciences from Indiana State University and a Juris Doctorate from the University of Tulsa and is licensed to practice law in the State of New Jersey. Mr. Sheets has also served on the Board of Family & Children's Services since 2016.
Bradley J. Rinehart, age 56, has served as President, Matrix Service Inc. since September 2019. He served as President, Matrix PDM Engineering from December 2016 to September 2019. He previously served as Vice President, Matrix Service Inc. from May 1997 to December 2016, Regional Manager for the Michigan Tank Construction Region (“Michigan Region”) from 1991 to May 1997, Operations Manager of the Michigan Region from 1990 to 1991, and as a project manager in the Michigan Region from 1988 to 1989. Mr. Rinehart holds a Bachelor of Science Degree in Construction Science from the University of Oklahoma. Mr. Rinehart has also served on the Board of the Parkinson Foundation of Oklahoma since 2016.
Glyn A. Rodgers, age 62, has served as President, Matrix PDM Engineering, one of the Company's principal operating subsidiaries, since September 2019. He previously served as Vice President of Strategic Development for Matrix Service Inc. from January 2018 to September 2019. Prior to joining Matrix, he served as President for IHI E&C International Corporation from 2012 to 2016, President for Kvaerner Houston EPC Center from 2010 to 2012, President for Aker Solutions US Inc. from 2007 to 2010, President for Aker Solutions Facility Services from 2004 to 2007 and Vice President for Aker Plant Services Group Inc. from 2002 to 2004.
Kevin A. Durkin, age 58, has served as Vice President and Chief Business Development and Strategy Officer since August 2020. He served as Senior Vice President, Business Development and Strategy for Matrix Service Inc. from September 2019 to August 2020. He previously served as Vice President of Business Development, Matrix Service Inc. from June 2008 to September 2019, Construction Division Manager from 2004 to 2008, Manager, Business Development from 2003 to 2004 and Manager of Small Cap. Division from 1989 to 2003. Mr. Durkin holds a Bachelor of Arts in Business Administration in Marketing Management from California State University, Fullerton.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis explains our compensation philosophy, objectives and practices in place for our President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our other named executive officers (collectively, the “Named Executive Officers” or “NEOs”) during fiscal 2020. Compensation for our Named Executive Officers is determined by the Compensation Committee of the Board (the “Committee”) and is supported by market data and advice from an independent compensation consultant retained by the Committee, Meridian Compensation Partners, LLC (“Meridian”).
In fiscal 2020, the following changes occurred with respect to the Company's NEOs:
•
On September 3, 2019, the Company appointed Bradley J. Rinehart to the position of President - Matrix Service Inc., the Company's largest operating subsidiary. Mr. Rinehart had previously been President - Matrix PDM Engineering.

•
On September 3, 2019, the Company appointed Glyn A. Rodgers to the position of President - Matrix PDM Engineering. Mr. Rodgers had previously been Vice President, Strategic Development - Matrix Service Inc.

•
On September 3, 2019, the Company appointed Alan R. Updyke to the interim position of President of Operations - Matrix Service Company. Mr. Updyke transitioned into the role of Chief Operating Officer upon the retirement of the prior Chief Operating Officer, Joseph F. Montalbano, who retired March 31, 2020. Mr. Updyke had previously been President - Matrix Service Inc.

In fiscal 2020, the Company's Named Executive Officers were the Chief Executive Officer, John R. Hewitt, the Chief Operating Officer, Alan R. Updyke, the Chief Financial Officer, Kevin S. Cavanah, the presidents of the Company's two largest operating subsidiaries, Bradley J. Rinehart and Jason W. Turner, and the president of the Company's engineering operating subsidiary, Glyn A. Rodgers. Furthermore, our former Chief Operating Officer, Joseph F. Montalbano, who retired March 31, 2020, is an additional NEO for fiscal 2020. As discussed in the following paragraph, in order to better illustrate our compensation practices in light of the challenges we faced in fiscal 2020, we elected to include seven NEOs in our compensation tables, which includes our CEO, CFO, retired COO and four additional NEOs.
In fiscal 2020, the consolidated financial performance of Matrix Service Company was negatively impacted by operating losses, restructuring costs and impairments totaling $65.8 million related to Matrix NAC, one of the Company's principal operating subsidiaries. Additionally, in response to the impact of the COVID-19 pandemic on our operations, we implemented cost reduction efforts across the Company and its subsidiaries, which resulted in restructuring costs totaling $14.0 million, of which $6.6 million related to Matrix NAC. Even with the unfavorable operating environment caused by COVID-19, one of our principal operating subsidiaries, Matrix Service Inc., and the engineering operating subsidiary, Matrix PDM Engineering, each delivered outstanding financial results. The actions approved by the Committee, with advice from Meridian, took this financial performance into account when establishing all forms of compensation and specifically when determining the earned short-term incentive awards. These decisions are consistent with our stated compensation philosophy. Summarized below are the highlights of key decisions and actions taken regarding the compensation of our Named Executive Officers in fiscal 2020.
•
Base Salaries: Consistent with normal practice, the Committee reviewed Named Executive Officer compensation in August 2019. In determining base salary adjustments for fiscal 2020, the Committee considered many factors, including market data provided by Meridian as well as the Company's financial and safety performance in fiscal 2019. Based on these factors, the Committee decided not to increase the base salaries of the senior executives, except for those who received promotions as of September 3, 2019.

•
Fiscal 2020 Short-Term Incentive Compensation Targets: No changes were made to the target bonus opportunity for the Named Executive Officers, with the exception of Mr. Rodgers, President - Matrix PDM Engineering, whose target increased from 40% to 75% of his base salary due to his promotion and a greater level of responsibility. The fiscal 2020 plan metrics continue to be based on the achievement of financial and safety goals. The achievement of the financial goals determines 85% of the payout while the achievement of the safety goals determines the remaining 15%. For a financial bonus to be paid, at least 50% of budgeted post-incentive operating income must be earned. For the presidents of any of the Company's operating subsidiaries, operating income is measured at the operating subsidiary level. For the CEO and CFO, operating income is measured at the consolidated level. For the new COO, Alan R. Updyke, who was promoted as of April 1, 2020, operating income is measured by calculating the greater bonus that he would be entitled to receive based on consolidated operating income or the operating income of his former operating subsidiary, Matrix Service Inc. Beginning in fiscal 2021, Mr. Updyke's short-term incentives will be based solely on the Company's consolidated performance.
•
Fiscal 2020 Short-Term Incentive Compensation Payout: Consolidated post-incentive operating income did not exceed 50% of the budgeted amount. Therefore, no financial incentive was earned, and no payout was made to Messrs. Hewitt, Cavanah and Turner in respect of the financial goals. However, despite the extremely challenging operating environment related to COVID-19 in the final months of fiscal 2020, the Committee recognized that the post-incentive operating income of the largest operating subsidiary, Matrix Service Inc., and the engineering operating subsidiary, Matrix PDM Engineering, substantially exceeded the 50% of budgeted operating income threshold. Accordingly, the Committee approved discretionary short-term incentives for Messrs. Updyke, Rinehart and Rodgers. The Company's safety performance was in excess of threshold amounts so the Committee approved safety payouts for all of the current NEOs, with the exception of Mr. Turner due to the performance of his operating subsidiary, Matrix NAC.

•
Fiscal 2018 Long-Term Incentive Performance Share Units (“PSUs”) Award Payout: The vesting of this award was based on the Company's relative Total Shareholder Return for fiscal 2018 through the end of fiscal 2020 in comparison to a group of peer companies. The Company's actual performance was in the 54th percentile, which was slightly above target performance; therefore, these PSUs vested at 106.7% of target on August 29, 2020.

•
Fiscal 2019 Long-Term Incentive Cash-Based Award Payout: The cash-based portion of the fiscal 2019 long-term incentive award was based on the average Return on Invested Capital for fiscal 2019 and 2020. The fiscal 2019 Return on Invested Capital was 10.6%, and the fiscal 2020 Return on Invested Capital was (13.1%). This financial performance resulted in an average Return on Invested Capital of (1.2%), which is below the threshold level; therefore, no payout was earned or paid.

•
Fiscal 2020 Long-Term Incentive Awards: No changes were made to the design of the fiscal 2020 long-term incentive award for the Named Executive Officers. The actual long-term incentive awards for fiscal 2020 were comprised of the following:

•
One-third of the award consisted of service-based RSUs. Restrictions on the RSUs lapse in four equal annual installments, subject to continued employment with us. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants that become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules;

•
One-third of the award consisted of PSUs. Award recipients may receive anywhere from zero to two shares of our common stock for each PSU on the third anniversary of the date of the award depending on the Company’s relative Total Shareholder Return in comparison to the Total Shareholder Return of a peer group of companies over a performance period consisting of fiscal years 2020, 2021 and 2022; and

•
One-third of the award consisted of a cash-based long-term incentive award. The payout for the cash-based LTI award will range from zero to 150% of the target payout and is based on the Company’s average Return on Invested Capital for fiscal years 2020 and 2021.

•
Fiscal 2021 Long-Term Incentive Double-Trigger Design Change: In August 2020, the Committee approved a design change for our equity-based long-term incentive awards. Beginning with the fiscal 2021 grant, the single trigger feature in which the vesting of equity awards will automatically accelerate upon a change of control of the Company has been modified. Under the new form of award agreement, accelerated vesting of awards will occur only upon a double-trigger consisting of either (i) a change of control and one of several other occurrences, including the termination of a Named Executive Officer not for cause or if the Named Executive Officer suffers an adverse event in connection with or within two years of the change of control or (ii) a change of control in which the successor company elects not to assume or replace the award with an award of equal value.

The following graphs illustrate the allocation of the fiscal 2020 target compensation opportunity for our Chief Executive Officer, Mr. Hewitt, and the weighted average of our other Named Executive Officers:

Fiscal 2020 Target Pay Mix for CEO

Annual Cash Incentive: 22.2%
Time-Based Restricted Stock Units: 18.5%
Base Salary: 22.2%
Long-term Performance Awards (Equity and Cash): 37.1%

Fiscal 2020 Target Pay Mix for Other NEOs Combined

Time-Based Restricted Stock Units: 19.4%
Annual Cash Incentive: 24.4%
Base Salary: 32.6%
Long-term Performance Awards (Equity and Cash): 23.6%

Compensation Philosophy and Objectives
We are focused on building and maintaining a sustainable business model that consistently delivers superior returns to our stockholders. To be successful, we must attract, retain and motivate key talent to provide the needed leadership capabilities to develop and execute our business strategy. Our compensation philosophy and approach is designed to support these objectives.
Our compensation philosophy is to provide the opportunity for outstanding compensation when superior performance is demonstrated. This pay-for-performance philosophy is reflected in each aspect of the compensation package for executive officers and other management team members. All components of compensation for executive officers and key management are reviewed periodically to ensure consistency with our compensation philosophy and to verify that the overall level of compensation is competitive. We use the following principles in the design and administration of our executive compensation program:
•
Competitiveness – Our compensation programs are designed to ensure we can attract, motivate and retain the talent needed to lead and grow the business. Targets for base salary, short-term and long-term compensation are generally aligned with median (50th percentile) market levels.

•
Support Business Objectives, Strategy and Values – Ultimately our compensation program is designed to drive the achievement of short and long-term business objectives, support the creation of long-term value for our stockholders, and promote and encourage behavior consistent with our core values and guiding principles.

•
Pay for Performance – While we establish target pay levels at or near the median or 50th percentile market levels for target level performance, our plans provide the opportunity for significantly greater rewards for outstanding performance. At the same time, performance that does not meet expectations is not rewarded.

•	Individual Performance – In addition to company-wide, operating subsidiary and business unit measures, our programs emphasize individual performance and the achievement of personal objectives.
•
Integrated Approach – We look at compensation in total and strive to achieve an appropriate balance of short and long-term compensation components, with the ultimate goal of aligning executive compensation with the creation of long-term stockholder value.

Our executive compensation program is administered by the Committee. The role of the Committee is to provide oversight and direction to ensure the establishment of executive compensation programs that are competitive in nature, enable us to attract and retain top talent, and align the interests of our executive officers with our stockholders.
The Committee is supported by our Vice President, Chief Administrative Officer in the design, review and administration of our executive compensation programs. The Committee engaged Meridian to evaluate executive officer compensation and Company practices in relation to other companies and to provide associated recommendations.
The CEO considers all relevant information and provides recommendations to the Committee regarding compensation for review, discussion and approval for all executive officers with the exception of himself. The Committee establishes CEO compensation. The Committee reviews the performance and approves the compensation of the executive officers based on the CEO’s recommendations, and then reviews the performance and establishes appropriate compensation for the CEO in executive session without the CEO present.
In implementing our compensation philosophy, the Committee also compares our CEO’s total compensation to the total compensation of the other Named Executive Officers. However, the Committee has not established a targeted level of difference between the total compensation of the CEO and the median total compensation level for the next lower tier of management. The Committee also considers internal pay equity among the other Named Executive Officers, and in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those officers.

Committee Consideration of the 2019 Stockholder Vote on Executive Compensation
We conducted our advisory vote on executive compensation last year at our 2019 annual meeting. While this vote was not binding on us, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means of expressing their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. The Committee values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our Named Executive Officers, we will consider our stockholders’ concerns, and the Committee will evaluate whether any actions are necessary to address those concerns.
The Committee has reviewed the voting results from the advisory vote on executive compensation (commonly known as a say-on-pay proposal) conducted at our 2019 Annual Meeting of Stockholders. At that meeting, nearly 98% of the votes cast on the say-on-pay proposal were in favor of our Named Executive Officers' compensation as disclosed in our proxy statement. The Committee determined that, given the high level of support, no changes to our executive compensation policies and decisions were necessary based on last year’s voting results. The Committee intends to continue making executive compensation decisions with a focus on aligning pay with performance and promoting stockholder value.
Key Elements of Executive Compensation
The primary elements of our executive compensation program include:
•	Base Salary;
•	Annual/Short-Term Cash Incentive Compensation;
•	Long-Term Incentive Compensation;
•	Other Benefits; and
•	Change of Control/Severance Agreements.
The Compensation Committee engages a compensation consultant on a bi-annual basis to ensure that the Company's compensation package is consistent with that of its competitors. The Committee engaged Meridian in fiscal 2020 to evaluate the elements of target compensation and the appropriate mix of compensation programs. Meridian was engaged exclusively by the Committee and does not provide other services to the Company or senior management. The Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that Meridian's work for the Committee does not raise any conflict of interest.
The Committee evaluated the competitiveness of the compensation package offered to our executives in both form and structure. Meridian’s fiscal 2020 executive compensation practices analysis included a review of general industry survey data and of proxy information and other public filings for the following companies:
Aegion Corporation	KBR Inc.
Argan Inc.	MasTec Inc.
Babcock & Wilcox Enterprises Inc.	Mistras Group Inc.
Dycom Industries Inc.	MYR Group Inc.
EMCOR Group Inc.	Orion Group Holdings Inc.
Granite Construction Inc.	Primoris Services Corporation
Great Lakes Dredge and Dock Corporation	Sterling Construction Company Inc.
IES Holdings Inc.	Team Inc.
Base Salary
Base salary is the foundation of our executive compensation package. Our practice in establishing executive base salary, and that for other managers and employees, is to determine the market median, or “50th percentile”, among comparable companies. This data was provided by Meridian. Base salary is then established based on the Named Executive Officer’s responsibilities, role in the organization, level and type of work experience, and individual and business performance. We expect to continue to engage a compensation consultant to review and provide competitive market pay data on no less than a bi-annual basis.
We utilize a market-based job evaluation system to establish and ensure equitable, competitive pay levels throughout the organization. Salary grades and ranges are established by evaluating positions based on the external market data and internal equity. Most of our employees, including the Named Executive Officers, are assigned to a salary grade. Broad ranges of salary are associated with each grade and are based on market data.
Base salary and salary grade also play a factor in determining other short- and long-term incentive compensation awards. Short- and long-term target incentive awards are set at a percentage of base salary.
Consistent with the Committee's normal practice of reviewing executive compensation, Meridian's observations and recommendations regarding the competitiveness of executive compensation were presented to the Committee at the August 2019 meeting. Based on Meridian's recommendation and market data, the Committee approved no changes to the base salaries of Messrs. Hewitt, Montalbano, Cavanah and Turner. Their fiscal 2020 base salaries were as follows:
•	John R. Hewitt - Chief Executive Officer: $800,000
•	Joseph F. Montalbano - Chief Operating Officer: $520,931
•	Kevin S. Cavanah - Chief Financial Officer: $475,000
•	Jason W. Turner - President, Matrix North American Construction: $415,685
Additionally, based on the promotions for Messrs. Updyke, Rinehart and Rodgers, the Committee approved base salary increases for them, which were based on the Company's compensation philosophy of competitiveness and individual and business performance. Their fiscal 2020 base salaries were as follows:
•
Alan R. Updyke - Chief Operating Officer: With the promotion from President, Matrix Service Inc. to President, Operations and the eventual transition to Chief Operating Officer following Mr. Montalbano's announced retirement, Mr. Hewitt recommended a base salary increase of 20.8%, or $82,520. The Committee approved Mr. Hewitt's recommendation, and Mr. Updyke's base salary was increased from $397,480 to $480,000 effective September 3, 2019.

•
Bradley J. Rinehart - President, Matrix Service Inc.: With the promotion from President, Matrix PDM Engineering to President, Matrix Service Inc., Mr. Hewitt recommended a base salary increase of 7.8%, or $30,113. The Committee approved Mr. Hewitt's recommendation, and Mr. Rinehart's base salary was increased from $385,572 to $415,685 effective September 3, 2019.

•
Glyn A. Rodgers - President, Matrix PDM Engineering: With the promotion from Vice President, Strategic Development for Matrix Service Inc. to President, Matrix PDM Engineering, Mr. Hewitt recommended a base salary increase of 30.0%, or $86,600. The Committee approved Mr. Hewitt's recommendation, and Mr. Rodgers' base salary was increased from $288,400 to $375,000 effective September 3, 2019.

Annual/Short-Term Incentive Compensation
Our annual/short-term incentive compensation plan is designed to offer the opportunity for substantial annual cash incentive awards for delivering outstanding performance. Rewards under our short-term incentive compensation plan are based on overall company, business unit and individual performance, as compared to pre-established objectives that are tied to enhancement of stockholder value. Our short-term incentive compensation objectives are designed to:
•	support and drive performance toward achieving our strategic objectives;

•	emphasize overall company and business unit performance in the structuring of reward opportunities;
•	motivate and reward superior performance; and
•	provide incentive compensation opportunities that are competitive with the industry.
The base calculation of incentives is generally tied to objective measures for financial and safety performance. Incentives for executive officers other than the CEO in the form of targeted percentages of base salary are recommended by the CEO and reviewed and approved by the Committee, which is free to reject or revise the CEO’s recommendations. The targeted incentive compensation percentage of base salary for the CEO is determined solely by the Committee in executive session, without the CEO present.
For fiscal 2020, the Committee approved the following key provisions of the annual/short-term incentive compensation plan:
•
If 50% of budgeted fiscal 2020 post-incentive operating income is not achieved, no incentives may be paid relating to financial metrics under the plan. Payouts relating to safety metrics may be paid regardless of financial performance.

•	Incentives would be weighted at 85% for performance against financial metrics and 15% for performance against safety metrics.
•
Financial incentives would be based on post-incentive operating income, and safety incentives would be based on Total Recordable Incident Rate, or “TRIR”, and DROPS/Hands Free Program Awareness and Training. These programs are designed to reduce safety incidents through training designed to prevent injuries from dropped objects and to enhance awareness of procedures that can lead to hand injuries.

•
Payout of short-term incentives attributable to post-incentive operating income and safety for Messrs. Hewitt, Cavanah and Montalbano would be based on the Company's consolidated performance. Subsequent to the adoption of the plan, as a condition to the payment of Mr. Montalbano's severance benefits in connection with his retirement on March 31, 2020, any fiscal 2020 short-term incentive opportunity was forfeited.

•
Payout of short-term incentives attributable to post-incentive operating income and safety for Mr. Updyke would be based on the greater of the bonus that he would be entitled to receive based on consolidated performance or the performance of his former operating subsidiary, Matrix Service Inc. Beginning in fiscal 2021, Mr. Updyke's short-term incentive payout will be based solely on the Company's consolidated performance.

•	Payout of short-term incentives for Messrs. Rinehart and Turner would be based on the performance of their operating subsidiaries with respect to post-incentive operating income and safety.
•
Payout of short-term incentives for Mr. Rodgers would be based on the performance of the operating subsidiary, Matrix PDM Engineering, with respect to post-incentive operating income and based on the Company's consolidated performance with respect to safety since the risk of safety incidents involving engineering personnel is low.

•	Once the Committee approved the incentive metrics, Threshold, Target and Maximum levels of performance were defined.
•
Target short-term incentive payouts for fiscal 2020 were established for each of the Named Executive Officers. Mr. Hewitt's target remained at 100% of his base salary, Messrs. Updyke's, Cavanah's, Rinehart's and Turner's targets remained at 75% of their respective base salaries, and Mr. Rodgers' target payout increased from 40% to 75% of his respective base salary.

Incentive targets and actual performance for the Named Executive Officers are as follows:
•	Safety performance targets, which represented 15% of the total incentive opportunity.

The specific criteria for TRIR, which represents 50% of the safety portion of the short-term incentive opportunity, were as follows:
	Threshold	Target	Maximum
TRIR	0.60	0.50	0.40
Performance under DROPS/Hands Free Program Awareness and Training represents the remaining 50% of the safety portion of the short-term incentive opportunity. If training completed is at 85% or higher for safety sensitive positions, then a target payout is earned. If training is completed at less than 85% of safety sensitive positions, then no payout is earned.
In fiscal 2020, we achieved a consolidated TRIR of 0.50 while Matrix Service Inc. (“MSI”) achieved a TRIR of 0.44 and Matrix North American Construction (“Matrix NAC”) achieved a TRIR of 0.76. Also, we completed DROPS/Hands Free Program Awareness and Training at a consolidated level of 95% while MSI completed the training at a level of 91% and Matrix NAC completed the training at a level of 94%. Based on these results, Messrs. Hewitt, Cavanah, Updyke, Rinehart and Rodgers earned safety incentives between target and maximum. Mr. Turner did not earn a safety payout due to the performance of Matrix NAC. As a condition of Mr. Montalbano's retirement on March 31, 2020, any incentive opportunity was forfeited.
•
The financial incentive tied to post-incentive operating income represented 85% of the total bonus opportunity for the Named Executive Officers. The specific pre-tax operating income criteria and actual results were as follows:

	MSI	PDM	Matrix NAC	Consolidated
	(in millions)
Target post-incentive operating income	$28.0	$2.8	$18.5	$45.3
Actual post-incentive operating income	$24.8	$4.3	$(65.8)	$(36.6)
Restructuring & Impairment charges(a)(b)	$2.1	$2.1	$45.1	$52.5
Adjusted post-incentive operating income	$26.9	$6.4	$(20.7)	$15.9
(a)
The restructuring charges totaling $14.0 million were the result of the Company's decision to exit the domestic iron and steel business and lower revenues caused by the COVID-19 pandemic and uncertainties in our markets. The charges primarily related to severance and facility costs associated with the exit of operations in under-performing portions of the business.

(b)
The impairment charges totaling $38.5 million related to our decision to exit the domestic iron and steel business and the under-performance of our power delivery business within the Electrical Infrastructure segment and relate solely to Matrix NAC.

Consolidated post-incentive operating income did not exceed 50% of the budgeted amount. Therefore, no financial incentive was earned. However, the Committee recognized that despite the extremely challenging operating environment related to COVID-19 in the final months of fiscal 2020, the post-incentive operating income of the largest operating subsidiary, Matrix Service Inc., and the engineering operating subsidiary, Matrix PDM Engineering, substantially exceeded the 50% of budgeted post-incentive operating income threshold. The Committee further recognized that post-incentive operating income for these two operating subsidiaries was lower than anticipated in part due to severance costs that were incurred under a restructuring plan that was implemented in response to reduced revenues related to the pandemic. Therefore, the Committee approved the use of adjusted post-incentive operating income as the restructuring activities were necessitated by factors which these subsidiaries could not control. Accordingly, the Committee approved discretionary awards for Messrs. Updyke and Rinehart based on adjusted post-incentive operating income of Matrix Service Inc. and a discretionary award for Mr. Rodgers based on adjusted post-incentive operating income of Matrix PDM Engineering.

Details of the calculated incentives for each NEO, which were approved by the Committee at the August 2020 Compensation Committee Meeting, are as follows:
Name	Safety Incentive ($)	Discretionary Financial Incentive ($)	Total Incentive ($)
John R. Hewitt	100,000	—	100,000
Alan R. Updyke	50,400	128,838	179,238
Kevin S. Cavanah	44,531	—	44,531
Bradley J. Rinehart	42,397	106,616	149,013
Glyn A. Rodgers	31,989	73,194	105,183
Jason W. Turner	—	—	—
Performance measures are established shortly after the beginning of the fiscal year and do not include the impact of any acquisitions, positive or negative, completed within the fiscal year. However, it is anticipated that the Committee would evaluate any acquisitions which may be completed during the fiscal year on a case-by-case basis to determine their impact on the plan and adjust performance measures appropriately. In addition, the Committee has negative discretion with respect to actual payout of annual short-term incentive awards and can reduce awards regardless of whether performance targets are achieved.
The Annual/Short-Term Incentive Compensation Plan is reviewed and evaluated periodically to ensure that it meets our objectives and may be modified, discontinued or replaced based on our changing objectives and requirements.
Long-Term Incentive Compensation
The purpose for providing long-term incentive compensation to executive officers is to tie executive rewards directly to the enhancement of long-term stockholder value and Company profitability. Offering the opportunity for executive officers and other key members of management to earn an ownership position in the Company along with a long-term cash incentive enables us to remain competitive and attract, retain and motivate top executive and management talent. We believe that long-term incentive awards help to create and maintain a long-term perspective among executive officers and provide a direct link between executive compensation and our long-term growth and profitability. However, we also understand that equity awards create dilution in our earnings per share and therefore, believe that a portion of our long-term incentive compensation should be in the form of cash.
The Committee believes that a combination of service-based RSUs and performance units are the most appropriate forms of equity awards to achieve our stated objectives. RSUs strongly and directly link management and stockholder interests. As a full value award, RSUs are less dilutive to stockholders than stock options, since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and managers. Under the long-term incentive program, all awards are issued on an annual basis. A portion of the annual award is in the form of service-based RSUs that vest over a specified period of time. Service-based shares are an excellent tool to promote executive officer and management retention. The second portion of the award is in the form of performance units with performance criteria that link the realized value of the equity reward to achievement of stockholder value. Finally, the remaining portion of the award is cash-based and includes performance incentives tied to achievement of important strategic goals. Specific, individual grants vary by level and role in the organization. The amount of each award corresponds to the respective salary grade for each executive officer and manager and is based on market data.
Long-term incentive awards are reviewed and evaluated periodically to ensure that they continue to meet our objectives and may be modified, discontinued or replaced based on the changing objectives and requirements of the Company. The Committee reviewed the long-term incentive plan in August 2019 in connection with the grant of fiscal 2020 long-term incentive awards and recommended no significant changes. The Committee's review carefully considered the Meridian study, trends of our peer companies, compensation objectives of retention and value creation, and the objective of conserving shares available for grant under our equity incentive plan and reducing earnings dilution.

The Committee approved the following structure for the fiscal 2020 long-term incentive grant for NEOs:
•
One third of the grant consisted of service-based RSUs. Vesting will continue to occur evenly over a four-year period beginning on the first anniversary of the grant date. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants that become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules.

•
One third of the grant is in the form of PSUs. The PSUs cliff vest on the third anniversary of the grant. The shares of Company common stock received can vary from zero to two for each performance unit based on the relative Total Shareholder Return (“TSR”) of the Company's common stock as compared to the TSR of a group of peer companies over the performance period. The potential award levels are as follows:

Shareholder Return Goal	Total Shareholder Return	Shares of Common Stock for Each Performance Unit
Threshold	25th percentile of Peer Group	0.25
Above Threshold	35th percentile of Peer Group	0.50
Target	50th percentile of Peer Group	1.00
Above Target	75th percentile of Peer Group	1.50
Maximum	90th percentile of Peer Group	2.00
In the event the Company achieves a relative TSR in excess of the 75th percentile but the actual TSR of the Company is less than zero, the Named Executive Officers will receive 1.5 shares for each performance unit.
The peer group for the fiscal 2020 performance unit award was as follows:
Aegion Corporation	MasTec Inc.
Argan Inc.	McDermott International Inc.
Babcock and Wilcox Enterprises Inc.	Mistras Group Inc.
Dycom Industries Inc.	MYR Group Inc.
EMCOR Group Inc.	Orion Group Holdings Inc.
Granite Construction Inc.	Primoris Services Corporation
Great Lakes Dredge and Dock Corporation	Quanta Services Inc.
IES Holdings Inc.	Sterling Construction Company Inc.
Jacobs Engineering Group Inc.	Team Inc.
KBR Inc.
•
The remaining one-third of the grant was a performance-based award which is payable in cash. The award cliff vests after two years and is based on the Average Return on Invested Capital (“AROIC”) achieved by the Company over fiscal years 2020 and 2021. The threshold AROIC goal is 6%, the target AROIC goal is 9% and the maximum AROIC goal is 12%. At these performance levels, the payouts would be 50%, 100% and 150% of the target award.

Grants made during fiscal 2020 to our Named Executive Officers are shown in the Grants of Plan-Based Awards table under the caption “Executive Officer Compensation”.
Perquisites and Other Benefits
Our executive officers do not receive significant compensation in the form of perquisites or supplemental benefits. In general, our executive officers are eligible to participate in the same retirement and health and welfare plans as all of our other eligible employees. We offer the following benefits to executive officers.
•
We sponsor the Matrix Service Company 401(k) Savings Plan, which allows executive officers and other employees to contribute up to 100% of their salary (up to the annual IRS maximum). The Company’s safe harbor matching contribution is a 100% matching contribution on salary deferrals up to the first 3% of compensation and 50% on the next 2% of compensation deferred.

All matching contributions are 100% vested at all times. Executive officers participate and receive benefits under the plan in the same manner as all other eligible participants. We do not sponsor or maintain any other pension, deferred compensation or other supplemental retirement plans for executive officers.
•
In addition to the group term life insurance policy offered to all eligible employees, we provide additional life insurance to our executive officers, at no cost to the officer. Specifically, the Company provides a term life insurance policy equal to two times base salary up to a maximum of $1.5 million. For the CEO, additional corporate term life insurance policies of $500,000 with the Company as the beneficiary and $500,000 with a designee of the CEO as the beneficiary are provided.

•
The Company provides long-term disability to all administrative employees. Under this plan, the employee may receive disability payments of up to 60% of their base salary subject to a maximum of $12,000 per month. The Company also provides a supplemental executive long-term disability plan to the Named Executive Officers. Under the plan, the Named Executive Officers may receive disability payments of up to 60% of the sum of their base salary and the average of their prior two years short-term incentive cash bonuses. The supplemental plan also increases the benefit up to a maximum of $20,000 per month.

•
To proactively support the health and wellness of our key leaders, the Compensation Committee approved the addition of Executive Physicals as a perquisite beginning in August 2019. The Cooper Clinic in Dallas, Texas is the provider for these Executive Health exams, which are offered on an annual basis for the NEOs and every other year for all other Officers. In the third quarter of fiscal 2020, the Company elected to suspend the benefit until the business environment improves.

In addition to the company-provided life insurance policies described above, all executive officers, along with other eligible employees and managers, have the option to purchase supplemental life insurance for themselves, their spouses and dependents.
Change of Control/Severance Agreements
We have entered into Change of Control/Severance Agreements with each of our Named Executive Officers. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations. Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent. For further details regarding our Change of Control/Severance Agreements, see the discussion under the caption “Potential Payments Upon Termination or Change of Control.”
Clawback Policy
Consistent with the principles of responsible oversight, the Company’s Board has adopted a clawback policy, and the Company’s equity award agreements also include a clawback provision. The clawback policy provides that, to the extent permitted by law, if the Board, with the recommendation of the Committee, determines that:
•
any bonus, equity award, equity equivalent award or other incentive compensation has been awarded or received by an executive officer, and such compensation was based on the achievement of any financial results that were subsequently the subject of any material restatement of our financial statements filed with the SEC;

•	the executive officer engaged in grossly negligent or intentional misconduct that caused or substantially caused the material restatement; and
•	the amount of the compensation would have been less had the financial statements been correct, we will seek to recover from the executive officer such compensation, in whole or in part, as we deem appropriate under the circumstances. The Board has sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law on July 21, 2010, the SEC was directed to issue rules requiring the national securities exchanges to amend their listing standards to require listed companies to adopt mandatory clawback policies. The Company anticipates that it will modify its clawback policy to conform to the requirements of any such rules or listing requirements upon their final adoption.
Policy on Hedging and Pledging of Company Securities
Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Our Insider Trading Policy specifically prohibits our directors, Named Executive Officers and other employees from purchasing any securities or other financial instruments or engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the value of any equity securities of the Company that are held by any such person, directly or indirectly. This hedging policy also applies to family members and entities controlled by our directors, Named Executive Officers and other employees.
Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in the Company’s securities, our Insider Trading Policy prohibits directors, Named Executive Officers and other employees from holding our securities in a margin account or otherwise pledging our securities.
Compensation Program as it Relates to Risk
We have reviewed our compensation policies and practices for both executives and non-executives as they relate to risk and have determined that they are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, we considered the various elements of our compensation program that are designed to help mitigate excessive risk taking, including:
•
Components of Compensation: We use a mix of compensation elements including base salary, short-term incentives and long-term incentives to avoid placing too much emphasis on any one component of compensation.

•	Short-term Incentive Compensation: Our short-term incentive compensation plan does not allow for unlimited payouts. For fiscal 2020, short-term incentive payments cannot exceed 200% of target levels.
•
Long-term Incentive Awards: Our long-term incentive awards drive a long-term perspective and vest over a period of four years. Our performance-based long-term incentive awards are capped and cannot exceed 200% of target levels.

•
Committee Oversight: The Committee reviews and administers all awards under short- and long-term incentive plans and engages a compensation consultant on a bi-annual basis to ensure that our compensation package is consistent with that of our competitors.

•	Performance Measures: Our performance goal setting process is aligned with our business strategy and the interests of our stockholders.
•
Clawback Policy: We have the ability to recover excess incentive-based compensation awarded to any of our executive officers as a result of an accounting restatement due to material non-compliance with the reporting requirements under federal securities laws in certain circumstances.

•
Stock Ownership Guidelines: Our stock ownership guidelines require our senior management to maintain a significant portion of their personal wealth in our common stock for the duration of their employment with our Company.

•
Hedging Policy: Our hedging policy requires our senior management to retain the full risks and rewards associated with owning our common stock with respect to all of the shares they are required to retain.

Our compensation program is designed to motivate our Named Executive Officers and other Company officers to achieve business objectives that generate strong stockholder returns and to encourage ethical behaviors.
Equity Ownership Guidelines
The Board believes that our executive officers should demonstrate their commitment to, and belief in, the Company’s long-term profitability. Stock ownership more closely aligns our executive officers’ interests and actions with the interests of the Company’s stockholders. Accordingly, each officer is expected to maintain a significant investment in the Company through the ownership of our common stock. See the discussion under the caption “Security Ownership of Certain Beneficial Owners and Management -- Equity Ownership Guidelines” for a description of our guidelines.
Report of the Compensation Committee of the Board
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
John W. Gibson, Chairman
Martha Z. Carnes, Member
John D. Chandler, Member
Liane K. Hinrichs, Member
James H. Miller, Member
Carlin G. Conner, Member (appointed in August 2020)

EXECUTIVE OFFICER COMPENSATION
The following tables set forth certain information regarding compensation of the Company's Named Executive Officers, or “NEOs”. In order to better illustrate our compensation practices in light of the challenges we faced in fiscal 2020, we elected to include seven NEOs in our compensation tables, which includes our CEO, CFO, retired COO and four additional NEOs. The executive officers listed below, with the exception of the former COO who retired during fiscal 2020, were serving as executive officers at June 30, 2020. Inclusion is based on total compensation earned during fiscal 2020 for services in all capacities to the Company and its subsidiaries.
Summary Compensation Table
The following table sets forth information with respect to the total compensation of the Named Executive Officers in fiscal 2020, 2019, and 2018:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John R. Hewitt Chief Executive Officer	2020	800,000	—	1,602,102	—	100,000	—	39,738(4)	2,541,840
	2019	790,385	—	1,942,043	—	486,509	—	32,537	3,251,474
	2018	750,000	—	1,595,449	—	—	—	29,536	2,374,985
Alan R. Updyke Chief Operating Officer	2020	464,131(5)	128,838	901,036	—	50,400	—	38,318(4)	1,582,723
	2019	395,254	—	400,642	—	299,161	—	26,786	1,121,843
Kevin S. Cavanah Chief Financial Officer	2020	475,000	—	532,676	—	44,531	—	28,913(4)	1,081,120
	2019	467,145	—	659,088	—	216,649	—	25,904	1,368,786
	2018	434,148	—	517,177	—	—	—	23,437	974,762
Bradley J. Rinehart President—Matrix Service Inc.	2020	409,894(5)	106,616	332,973	—	42,397	—	31,865(4)	923,745
Glyn A. Rodgers President—Matrix PDM Engineering	2020	358,346(5)	73,194	300,375	—	31,989	—	32,722(4)	796,626
Jason W. Turner President—Matrix North American Construction	2020	415,685	—	332,973	—	—	—	24,723(4)	773,381
	2019	411,878	—	418,070	—	145,070	—	22,420	997,438
	2018	395,890	—	336,876	—	—	—	21,286	754,052
Joseph F. Montalbano Former Chief Operating Officer	2020	404,723(5)	—	584,186(6)	—	—	—	988,408(7)	1,977,317
	2019	516,161	—	725,431	—	237,598	—	35,324	1,514,514
	2018	496,125	—	591,028	—	—	—	30,665	1,117,818
(1)
In recognition of Messrs. Updyke's, Rinehart's and Rodgers' significant contributions to the strong financial performance of their respective operating subsidiaries in an extremely challenging operating environment, the Committee approved discretionary awards to the three NEOs under the short-term incentive plan. Further discussion is included under the caption “Annual/Short-Term Incentive Compensation” in the Compensation Discussion and Analysis.

(2)
The amounts shown represent the grant date fair value for awards of RSUs and performance units granted during the period determined in accordance with FASB Accounting Standards Codification ASC Topic 718 – Compensation – Stock Compensation (“ASC718”). A portion of the awards that were granted in fiscal years 2018, 2019, and 2020 are subject to certain market conditions; accordingly, the grant date fair value of these awards is based upon the probable outcome of those conditions. For further information on the assumptions used in the valuation of these awards see Note 1 and Note 10 included in the Notes to Consolidated Financial Statements included in our fiscal 2020 Annual Report on Form 10-K.

(3)
Represents amounts payable to the Named Executive Officer under the annual/short-term incentive compensation plan for the applicable fiscal year's performance and for the cash-based portion of the long-term incentive award that was earned in the applicable fiscal year. In fiscal 2020, no amounts were earned under the cash-based portion of the long-term incentive plan. Therefore, the amounts shown for fiscal 2020 solely represent non-discretionary amounts earned under the annual/short-term incentive compensation plan.

(4)
Represents amounts paid by us on behalf of the Named Executive Officer for life insurance and disability premiums, comprehensive physical examinations and matching contributions to the Named Executive Officer’s account in our qualified 401(k) plan. Life insurance and disability premiums in fiscal 2020 totaled $28,338, $20,248, $17,713, $15,351, $19,790 and

$13,523 for Messrs. Hewitt, Updyke, Cavanah, Rinehart, Rodgers and Turner, respectively. Comprehensive physical examinations in fiscal 2020 totaled $5,220 and $4,712 for Messrs. Updyke and Rinehart, respectively. Matching contributions to our 401(k) plan in fiscal 2020 totaled $11,400, $12,850, $11,200, $11,802, $12,932 and $11,200 for Messrs. Hewitt, Updyke, Cavanah, Rinehart, Rodgers and Turner, respectively.
(5)
The base salaries of Messrs. Updyke, Rinehart and Rodgers for fiscal 2020 represent 10 months of their current base salaries of $480,000, $415,685 and $375,000, respectively, and two months of their prior base salaries. The base salary of Mr. Montalbano for fiscal 2020 represents his salary for time worked through his retirement date of March 31, 2020.

(6)
Mr. Montalbano received the awards indicated above. However, as a condition of Mr. Montalbano's retirement on March 31, 2020, vesting of all share-settled service-based awards with a grant date fair value of 251,138 was forfeited. Vesting of the share-settled performance-based awards will occur on a pro-rata basis.

(7)
In accordance with his Severance Agreement, Mr. Montalbano received cash severance in the amount of $620,214, representing one year of base salary and the average of his short-term incentive bonus for the three previous years. Pursuant to his Separation Agreement and in recognition of his past service to the Company, Mr. Montalbano received additional cash severance of $260,500, representing six months of base salary and reimbursement of COBRA expenses for a period of 15 months. Also included are company-paid life insurance and disability premiums totaling $20,305, matching 401(k) contributions of $7,353, consulting fees paid to Mr. Montalbano subsequent of his retirement totaling $60,000 for his services from April 2020 to June 2020, and earned, unused Paid Time Off totaling $20,036.

Grants of Plan-Based Awards During Fiscal 2020
The following table sets forth information with respect to grants of plan-based awards in fiscal 2020 to the Named Executive Officers:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Hewitt	8/26/2019	400,000	800,000	1,600,000(4)	—	—	—	—	—	—	—
	8/26/2019	333,330	666,660	999,990(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	9,043	36,173	72,346	36,173	—	—	1,602,102
Alan R. Updyke	8/26/2019	180,000	360,000	720,000(4)	—	—	—	—	—	—	—
	8/26/2019	80,000	160,000	240,000(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	2,170	8,681	17,362	35,811(6)	—	—	901,036
Kevin S. Cavanah	8/26/2019	178,126	356,251	712,502(4)	—	—	—	—	—	—	—
	8/26/2019	110,832	221,664	332,496(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	3,007	12,027	24,054	12,027	—	—	532,676
Bradley J. Rinehart	8/26/2019	155,882	311,764	623,528(4)	—	—	—	—	—	—	—
	8/26/2019	69,280	138,560	207,840(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	1,880	7,518	15,036	7,518	—	—	332,973
Glyn A. Rodgers	8/26/2019	140,625	281,250	562,500(4)	—	—	—	—	—	—	—
	8/26/2019	62,500	125,000	187,500(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	1,696	6,782	13,564	6,782	—	—	300,375
Jason W. Turner	8/26/2019	155,882	311,764	623,528(4)	—	—	—	—	—	—	—
	8/26/2019	69,280	138,560	207,840(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	1,880	7,518	15,036	7,518	—	—	332,973
Joseph F. Montalbano(7)	8/26/2019	195,349	390,698	781,396(4)	—	—	—	—	—	—	—
	8/26/2019	121,550	243,099	364,649(5)	—	—	—	—	—	—	—
	8/26/2019	—	—	—	3,298	13,190	26,380	13,190	—	—	584,186
(1)
Represents the number of shares which may be issued pursuant to fiscal 2020 performance unit awards to the Named Executive Officers that cliff vest three years after the grant date. The number of shares of common stock received upon vesting of the performance units will range between 0% and 200% of the number of performance units awarded as determined by the three-year Total Shareholder Return on the Company's common stock when compared to the Total Shareholder Return on the common stock of a group of peer companies selected by the Compensation Committee of the Board. The fiscal 2020 performance unit awards are described above under the caption “Compensation Discussion and Analysis”.

(2)
Amounts shown represent service-based RSUs granted to the Named Executive Officers in fiscal 2020. The awards vest in four equal annual installments beginning one year after the grant date subject to the Named Executive Officer's continued employment with the Company.

(3)
Amounts shown are calculated based upon the grant date fair value calculated in accordance with ASC718. The grant date fair value of the service-based RSUs is calculated by multiplying the number of RSUs awarded by the closing stock price on the date of grant. The grant date fair value of the performance units is calculated using a Monte Carlo model. The model estimated the fair value of the award based on approximately 100,000 simulations of the future prices of the Company's common stock compared to the future prices of its peer companies based on historical volatilities. The model also took into account the expected dividends over the performance period for the peer companies which pay cash dividends. See Notes 1 and 10 of the Notes to the Consolidated Financial Statements included in the Company’s fiscal 2020 Annual Report on Form 10-K for a full discussion of the Company’s stock-based compensation accounting policies. The specific grant date fair values are as follows:

	Service-Based Awards			Performance-Based Awards
Name	Time-Based Awards (#)	Value per Share ($)	Grant Date Fair Value ($)	Shares at Target (#)	Value per Share ($)	Grant Date Fair Value ($)	Total Grant Date Fair Value ($)
John R. Hewitt	36,173	19.04	688,734	36,173	25.25	913,368	1,602,102
Alan R. Updyke	35,811(6)	19.04	681,841	8,681	25.25	219,195	901,036
Kevin S. Cavanah	12,027	19.04	228,994	12,027	25.25	303,682	532,676
Bradley J. Rinehart	7,518	19.04	143,143	7,518	25.25	189,830	332,973
Glyn A. Rodgers	6,782	19.04	129,129	6,782	25.25	171,246	300,375
Jason W. Turner	7,518	19.04	143,143	7,518	25.25	189,830	332,973
Joseph F. Montalbano(7)	13,190	19.04	251,138	13,190	25.25	333,048	584,186
(4)
The amounts shown are the potential cash incentive compensation awards for each Named Executive Officer under our annual/short-term incentive compensation plan described above under the caption “Compensation Discussion and Analysis”. Actual payouts to the Named Executive Officers for the applicable fiscal year are reported in the Summary Compensation Table as a portion of the amount shown under the column “Non-Equity Incentive Plan Compensation.”

(5)
Amounts shown represent the potential cash awards for each Named Executive Officer under the cash portion of our fiscal 2020 long-term incentive award described above under the caption “Compensation Discussion and Analysis”. The actual cash payout can range from 0% to 150% of the target payout and will be based on average Return on Invested Capital for fiscal 2020 and fiscal 2021. Actual payouts for the applicable fiscal year are reported in the Summary Compensation Table as a portion of the amount shown under the column “Non-Equity Incentive Plan Compensation.”

(6)
In addition to his annual award of 8,681 service-based RSUs, upon Mr. Updyke's appointment as President of Operations, he received an additional award of 27,130 service-based RSUs all of which vest in four equal annual installments beginning one year after the grant date, subject to Mr. Updyke's continued employment with the Company.

(7)
Mr. Montalbano received the awards indicated above. However, as a condition to the payment of Mr. Montalbano's severance benefits in connection with his retirement on March 31, 2020, any fiscal 2020 short-term incentive opportunity and vesting of all fiscal 2020 service-based awards was forfeited. Vesting of the cash-settled long term incentive awards and the share-settled performance-based awards will occur on a pro-rata basis based on the number of months served in the performance period.

Outstanding Equity Awards at Fiscal Year-End for 2020
The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers as of June 30, 2020:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John R. Hewitt	—	—	—	—	98,776	960,103	130,181	1,265,359
Alan R. Updyke	—	—	—	—	47,736	463,994	21,420	208,202
Kevin S. Cavanah	16,850	—	10.19	11/17/2021	32,529	316,182	42,780	415,822
Bradley J. Rinehart	10,600	—	10.19	11/17/2021	20,757	201,758	25,828	251,048
Glyn A. Rodgers	—	—	—	—	9,489	92,233	10,392	101,010
Jason W. Turner	—	—	—	—	20,652	200,737	27,257	264,938
Joseph F. Montalbano	—	—	—	—	—	—	—	—
(1)	Based on the closing price of our common stock on June 30, 2020 of $9.72.

The stock awards vest according to the following schedule:
	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Shares	Vest Date	Shares	Vest Date
John R. Hewitt	9,158	8/23/2020	60,625(1)	8/29/2020
	9,044	8/26/2020	33,383(1)	8/27/2021
	8,346	8/27/2020	36,173(1)	8/26/2022
	14,204	8/29/2020
	9,043	8/26/2021
	8,346	8/27/2021
	14,204	8/29/2021
	9,043	8/26/2022
	8,345	8/27/2022
	9,043	8/26/2023
Alan R. Updyke	1,229	8/23/2020	6,104(1)	8/29/2020
	2,171	8/26/2020	6,635(1)	8/27/2021
	6,783	8/26/2020	8,681(1)	8/26/2022
	1,659	8/27/2020
	2,860	8/29/2020
	2,170	8/26/2021
	6,783	8/26/2021
	1,659	8/27/2021
	2,860	8/29/2021
	2,170	8/26/2022
	6,782	8/26/2022
	1,658	8/27/2022
	2,170	8/26/2023
	6,782	8/26/2023
Kevin S. Cavanah	2,969	8/23/2020	19,653(1)	8/29/2020
	3,007	8/26/2020	11,100(1)	8/27/2021
	2,775	8/27/2020	12,027(1)	8/26/2022
	4,604	8/29/2020
	3,007	8/26/2021
	2,775	8/27/2021
	4,604	8/29/2021
	3,007	8/26/2022
	2,775	8/27/2022
	3,006	8/26/2023
Bradley J. Rinehart	1,223	8/23/2020	11,874(1)	8/29/2020
	1,880	8/26/2020	6,436(1)	8/27/2021
	1,609	8/27/2020	7,518(1)	8/26/2022
	2,782	8/29/2020
	1,625	12/12/2020
	1,880	8/26/2021
	1,609	8/27/2021
	2,782	8/29/2021
	1,879	8/26/2022
	1,609	8/27/2022
	1,879	8/26/2023
Glyn A. Rodgers	1,696	8/26/2020	3,610(1)	8/27/2021
	903	8/27/2020	6,782(1)	8/26/2022
	1,696	8/26/2021
	902	8/27/2021
	1,695	8/26/2022
	902	8/27/2022
	1,695	8/26/2023

	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Shares	Vest Date	Shares	Vest Date
Jason W. Turner	1,933	8/23/2020	12,801(1)	8/29/2020
	1,880	8/26/2020	6,938(1)	8/27/2021
	1,735	8/27/2020	7,518(1)	8/26/2022
	2,999	8/29/2020
	1,880	8/26/2021
	1,734	8/27/2021
	2,999	8/29/2021
	1,879	8/26/2022
	1,734	8/27/2022
	1,879	8/26/2023
(1)
Represents fiscal 2018, 2019 and 2020 performance unit awards to the Named Executive Officers that cliff vest three years after the grant date. If at least threshold performance is achieved, the performance units are paid out in the form of the Company's common stock upon vesting. The number of shares of common stock received for each performance unit will vary from zero to two based on the Total Shareholder Return on the Company's common stock when compared to Total Shareholder Return on common stock of peer companies selected by the Compensation Committee of the Board. The Total Shareholder Return Goals are as follows:

Shareholder Return Goal	Total Shareholder Return	Shares of Common Stock for Each Performance Unit
Threshold	25th percentile of Peer Group	0.25
Above Threshold	35th percentile of Peer Group	0.50
Target	50th percentile of Peer Group	1.00
Above Target	75th percentile of Peer Group	1.50
Maximum	90th percentile of Peer Group	2.00
The performance period (fiscal 2018, 2019 and 2020) for the fiscal 2018 performance unit award has been completed. In August 2020, the Compensation Committee certified that the Company’s relative Total Shareholder Return for the performance period resulted in an award of 1.067 shares for each performance unit granted. Accordingly, the number of shares presented for the fiscal 2018 performance unit award is equal to the number of shares actually earned for that period. Based on the Company's relative Total Shareholder Return for fiscal 2019 and 2020 (two-thirds of the performance period for the fiscal 2019 award), the fiscal 2019 award is presented at the Target performance level. Based on the Company's relative Total Shareholder Return for fiscal 2020 (one-third of the performance period for the fiscal 2020 award), the fiscal 2020 award is also presented at the Target performance level.
Option Exercises and Stock Vested During Fiscal 2020
The following table sets forth information with respect to the value realized by our Named Executive Officers upon the exercise of stock options and the vesting of RSUs and performance units in fiscal 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John R. Hewitt	—	—	78,372	1,530,416
Alan R. Updyke	—	—	13,050	255,377
Kevin S. Cavanah	—	—	25,777	502,652
Bradley J. Rinehart	—	—	14,859	292,953
Glyn A. Rodgers	—	—	1,347	24,933
Jason W. Turner	—	—	16,944	330,267
Joseph F. Montalbano	—	—	66,906	1,010,191
(1)
The value realized is the difference between the option exercise price and the sales price of the common stock on the date of exercise, multiplied by the number of shares for which the options were exercised.

(2)
The value realized is the closing sales price of the common stock on the vesting date, multiplied by the number of shares for which the restrictions lapsed. The stock awards that vested in fiscal 2020 relate to service-based and performance-based awards and were as follows:

	Service-Based Awards		Performance-Based Awards		Total
Name	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)
John R. Hewitt	45,767	909,617	32,605	620,799	78,372	1,530,416
Alan R. Updyke	8,674	172,058	4,376	83,319	13,050	255,377
Kevin S. Cavanah	15,208	301,418	10,569	201,234	25,777	502,652
Bradley J. Rinehart	10,506	210,072	4,353	82,881	14,859	292,953
Glyn A. Rodgers	1,347	24,933	—	—	1,347	24,933
Jason W. Turner	10,063	199,253	6,881	131,014	16,944	330,267
Joseph F. Montalbano	26,357	510,606	40,549	499,585	66,906	1,010,191
The performance-based awards that vested in fiscal 2020 were the fiscal 2017 performance unit awards that were based on relative Total Shareholder Return from fiscal 2017 through the end of fiscal 2019. The Company's performance over the vesting period was in the 47th percentile; therefore, 89% of the target performance was earned. In the case of Mr. Montalbano, the performance-based awards that vested in fiscal 2020 also include pro-rata vesting of his fiscal 2018 performance unit awards, fiscal 2019 performance unit awards and fiscal 2020 performance unit awards. The number of shares shown for performance-based awards includes 28,471 shares, which represents pro-rata vesting of 106.7% of target for the fiscal 2018 performance unit award and target level performance for the fiscal 2019 and fiscal 2020 performance unit awards. The value was $269,620, which was calculated based on the closing stock price of $9.47 per share on Mr. Montalbano's retirement date of March 31, 2020.
Potential Payments Upon Termination or Change of Control
We have entered into Change of Control/Severance Agreements with all of our NEOs. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations. Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent.
Under these agreements, payment of benefits may occur under two circumstances:
•
If we experience a “Change of Control” and the executive suffers an “Adverse Event” or is terminated without “Cause,” either on the date of the Change of Control or within 24 months following the Change of Control date; or

•	The executive is terminated from employment at any time for reasons other than Cause.
“Change of Control” means (i) the acquisition by any “person” or “group” (as defined pursuant to Section 13(d) under the Securities Exchange Act) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of in excess of 35% of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (ii) during any one (1) year period, individuals who at the beginning of such period constituted the Board of the Company (the “Board”) (together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the members of the Board; (iii) consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting stock of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total voting power represented by the voting stock of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; (iv) a “change in the ownership of a substantial portion of the assets” of the Company as these terms are defined under Code § 409A(a)(2)(A)(v) and Treasury Regulations § 1.409A-3(g)(5) or other then existing and applicable

Treasury Regulations promulgated under Code § 409A that define the terms “change of control” for deferred compensation arrangements or (v) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any Person.
“Cause” means, with reference to a severance event, that the executive has been severed from employment with the Company because of the executive’s theft of Company property, embezzlement or dishonesty that results in harm to the Company; continued gross or willful neglect of his or her job responsibilities after receiving written warnings regarding such neglect from the Company; conviction of a felony or pleading nolo contendere to a felony charged under state or federal law; or willful violation of Company policy. A determination by the Company’s Board that an event constituting “Cause” under this Agreement has occurred is binding upon the Company and the executive.
“Adverse Event” means that the executive has experienced an event that has a material adverse impact on the executive’s job position, responsibilities, duties, authorities, compensation or opportunities within the Company. An Adverse Event shall be considered “material” when: (i) the executive experiences any reduction in base salary; (ii) the executive experiences a reduction in salary range or opportunity for increases in salary; (iii) the executive experiences a reduction in incentive compensation range or opportunity; (iv) there is a material reduction in the executive’s executive benefits or perquisites; (v) the executive is reassigned to a position or role with a lower salary range, salary opportunity, incentive range or incentive opportunity; or (vi) the executive experiences a material reduction in responsibilities.
In the event payment of benefits is triggered under these agreements, the executive officer will be paid in the manner outlined below. All benefits paid under these agreements are conditioned upon the executive executing a non-interference, non-solicitation, waiver and release of claims and confidentiality agreement in a form satisfactory to us. Failure to execute such an agreement prior to the payment date is considered an absolute forfeiture of the severance benefit. In the event an executive officer is terminated for Cause, all benefits and payments under the agreement are forfeited.
In the event an executive suffers an Adverse Event or is terminated from employment for reasons other than Cause, each within 24 months of a Change of Control, benefits are paid as follows:
•
Messrs. Hewitt and Cavanah – Paid an amount equal to two years of base salary plus the average annual bonus compensation paid to the executive in the lesser of the previous three years or the number of full fiscal years the executive has been employed in the position. All forms of long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such long-term incentive awards.

•
Messrs. Updyke, Rinehart, Rodgers and Turner – Paid an amount equal to one and one-half years of base salary plus the average annual bonus compensation paid to the executive in the previous three calendar years. All long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such long-term incentive awards.

Beginning with the fiscal 2021 equity awards, under the Company’s new form of long-term incentive award agreement, accelerated vesting of awards will occur only upon a double-trigger consisting of either (i) a change of control and one of several other occurrences, including the termination of a Named Executive Officer not for cause or if the Named Executive Officer suffers an adverse event in connection with or within two years of the change of control or (ii) a change of control in which the successor company elects not to assume or replace the award with an award of equal value.

In the absence of a Change of Control, in the event an executive is terminated from employment for reasons other than Cause, benefits are paid as follows:
•	Mr. Hewitt – Paid an amount equal to one year of base salary plus bonus compensation in an amount equal to his target short-term incentive payout, which is currently 100% of base salary.
•
Messrs. Cavanah, Updyke, Rinehart, Rodgers and Turner – Paid an amount equal to one year of base salary plus the average annual bonus compensation paid to the executive in the previous three calendar years.

We have also entered into Change of Control Agreements with other executive officers and key members of management. These agreements are designed to promote stability, continuity and focus for key personnel during periods of uncertainty that may be created by potential change of control situations. We seek to offer some security and protection when asking officers and managers to remain engaged through uncertain times.
Under these agreements, payment of benefits occurs in the event of a Change of Control and the executive officer/manager has suffered an Adverse Event or been terminated from employment for reasons other than Cause, either on the date of the Change of Control or within six months of the Change of Control date. There is no general severance clause in these agreements.
In the event payment of benefits is triggered under these agreements, the executive officer/manager will be paid an amount equal to one year of base salary. In addition, all long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such awards. All benefits paid under these agreements are conditional upon the executive officer/manager executing a non-interference, non-solicitation, waiver and release of claims and confidentiality agreement in a form satisfactory to us. Failure to execute such an agreement prior to the payment date will be considered an absolute forfeiture of the severance benefit. In the event an executive officer/manager is terminated for Cause, all benefits and payments under the agreement are forfeited.
Benefits will be paid in the calendar year the triggering event occurs and, generally, within thirty days of the date of the triggering event. In no case shall the payment of the severance benefits be paid later than March 15 following the calendar year in which the event occurred.

The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements, whether written or unwritten for various scenarios involving a termination of each of such Named Executive Officers, assuming a June 30, 2020 termination date and, where applicable, using the closing price of our common stock on June 30, 2020 of $9.72. These amounts are estimates only. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from us.
	Change of Control with Adverse Event or Termination for Reasons Other than Cause				Termination by the Company at any Time for Reasons Other than Cause				Voluntary Termination	Retirement	Death, Disability or Change of Control (No Adverse Event)
Name	Salary Severance ($)(1)	Annual/ Short-Term Incentive Plan Severance ($) (2)	Value of Stock Options That Would Vest ($)(3)	Value of RSUs, Performance Units and Cash-Based LTI Awards for Which Restrictions Would Lapse ($)(4)	Salary Severance ($)(5)	Non- Equity Incentive Plan Severance ($)(6)	Value of Stock Options That Would Vest ($)(3)	Value of RSUs and Performance Units for Which Restrictions Would Lapse ($)	No Contractual Benefits	Value of RSUs, Performance Units and Cash-Based LTI Awards for Which Restrictions Would Lapse(7)	Value of Stock Options That Would Vest ($)(3)	Value of RSUs, Performance Units and Cash-Based LTI Awards for Which Restrictions Would Lapse ($)(4)	Maximum Potential Payments
John R. Hewitt	1,600,000	195,503	—	3,521,778	800,000	800,000	—	—	—	—	—	3,521,778	5,317,281
Alan R. Updyke	720,000	159,466	—	960,954	480,000	159,466	—	—	—	—	—	960,954	1,840,420
Kevin S. Cavanah	950,000	87,060	—	1,163,327	475,000	87,060	—	—	—	—	—	1,163,327	2,200,387
Bradley J. Rinehart	623,528	54,973	—	712,638	415,685	54,973	—	—	—	—	—	712,638	1,391,139
Glyn A. Rodgers	562,500	73,650	—	390,341	375,000	73,650	—	—	—	—	—	390,341	1,026,491
Jason W. Turner	623,528	48,357	—	734,981	415,685	48,357	—	—	—	—	—	734,981	1,406,866
(1)
Represents payment of one and one-half years of base salary for Messrs. Updyke, Rinehart, Rodgers and Turner or two years of base salary for Messrs. Hewitt and Cavanah for the event specified based on base salary as of June 30, 2020.

(2)	Represents payment of annual/short-term incentive severance for the event specified based on the average annual bonus compensation paid to the executive in the previous three calendar years.
(3)
Represents the value the Named Executive Officer would realize upon the vesting of all nonvested stock options for the specified event. The value is the difference between the option exercise price and the market price of the common stock as of the close of business on June 30, 2020, multiplied by the number of nonvested stock options at June 30, 2020.

(4)
Represents the value the Named Executive Officer would realize upon the lapsing of restrictions on RSUs, performance units and cash LTI awards due to the specified event. The value shown is the number of unvested RSUs and performance units, assuming a target performance level, at June 30, 2020 multiplied by the market price of common stock at the close of business on June 30, 2020 plus the value of the unvested cash LTI awards, which are also assumed to vest based at the target level of performance.

(5)	Represents payment of one year of base salary for the event specified based on base salary as of June 30, 2020.
(6)
Represents 100% of annual salary for Mr. Hewitt. For Messrs. Updyke, Cavanah, Rinehart, Rodgers and Turner, the amount represents payment of annual/short-term incentive severance for the event specified based on the average annual bonus compensation paid to the executive in the previous three calendar years.

(7)
Represents the value realized upon the lapsing of restrictions on RSUs, performance units and cash LTI awards due to retirement. At June 30, 2020, Messrs. Hewitt, Cavanah, Updyke, Rinehart, Rodgers and Turner were not eligible for retirement.

There are no other agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites or other enhanced benefits upon their termination of employment. Any agreement to provide such other payments or benefits to a terminating executive would be at the discretion of the Compensation Committee.
Executive Separation
In connection with his retirement on March 31, 2020, and in accordance with his long-term incentive award agreements, Mr. Montalbano forfeited a total of 27,106 restricted share units that vest based on the passage of time. He will receive pro-rata vesting of all outstanding market-based performance share units and cash-based long-term incentive performance awards. The vesting of these awards will be determined by the Company’s actual performance in relation to the underlying metrics and will be settled at the normal vesting dates.
In accordance with his Severance Agreement, Mr. Montalbano received cash severance in the amount of $620,214, representing one year of base salary and the average of his short-term incentive bonus for the three previous years. Pursuant to his Separation Agreement and in recognition of his past service to the Company, Mr. Montalbano received additional cash severance of $260,500, representing six months of base salary, and reimbursement of COBRA expenses for a period of 15 months. In addition, effective April 1, 2020 the Company has engaged Mr. Montalbano as a consultant to advance certain strategic directives and to provide other strategic services. Under this Consulting Services Agreement, Mr. Montalbano will receive consideration of $20,000 per month. The Consulting Services Agreement may be terminated at the option of the Company or Mr. Montalbano at any time with 30 days’ notice.

CEO Pay Ratio
For the year ended June 30, 2020, our last completed fiscal year:
•	the median of the annual total compensation of all employees of Matrix Service Company (other than our CEO) was $82,145;
•	the annual total compensation of our CEO was $2,541,840; and
•	based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 31 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used are described below.
We determined that, as of June 30, 2020, our employee population consisted of 2,780 individuals working at the Company and its consolidated subsidiaries, 2,533 of whom were U.S. employees and 247 of whom were non-U.S. employees.
As permitted under SEC rules, for purposes of identifying our median employee, we excluded 40 non-U.S. employees, or approximately 1.4% of our total employee population. Eight of the excluded employees were located in Australia, and 32 were located in South Korea. After this adjustment, our employee population consisted of 2,740 individuals.
Per Item 402(u) of Regulation S-K, a registrant is required to identify its median employee only once every three years provided that there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Because we experienced a sizable reduction to our headcount during fiscal 2020, we chose to identify a new median employee as of June 30, 2020.
Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives but excluded the value of health and welfare benefits, we ranked our employees from the highest paid to the lowest paid. Our employee population was evaluated as of June 30, 2020, and reflects compensation paid from July 1, 2019 through June 30, 2020. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency to our Canadian employees. We did not use any cost of living adjustments.
Where allowed under SEC rules, we have annualized compensation through June 30, 2020 for employees newly hired after July 1, 2019.
Based on the above determination, our median employee's total annual compensation (calculated in accordance with Item 402(c) of Regulation S-K) was $82,145. Our CEO's total annual compensation (calculated in accordance with Item 402(c) of Regulation S-K and as reported in the Summary Compensation Table) was $2,541,840. The resulting ratio was 31:1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules using the data and assumptions summarized above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL NUMBER 3:
Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and Rule 14a-21 promulgated thereunder, we are seeking an advisory vote from our stockholders to approve our Named Executive Officer compensation, as set forth below.
We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under the caption “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. We are open to receiving feedback from stockholders on executive compensation and currently provide stockholders with the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers every year.
As discussed under the heading “Compensation Discussion and Analysis,” our executive compensation and benefit programs are designed to attract, motivate and retain a talented management team and to appropriately reward individual contributions to the achievement of our strategic goals. The Board believes this approach establishes a solid alignment of our executives’ and stockholders’ interests.
We use the following principles in the design and administration of our executive compensation program:
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Competitiveness – Our compensation programs are designed to ensure we can attract, motivate and retain the talent needed to lead and grow the business. Targets for base salary, short-term and long-term compensation are generally based on median (50th percentile) market levels.

•
Support Business Objectives, Strategy and Values – Ultimately our compensation program is designed to drive the achievement of annual business objectives, support the creation of long-term value for our stockholders, and promote and encourage behavior consistent with our core values and guiding principles.

•
Pay for Performance – While we establish target pay levels at or near the median or 50th percentile market levels for target level performance, our plans provide the opportunity for significantly greater rewards for outstanding performance. At the same time, performance that does not meet expectations is not rewarded.

•
Individual Performance – In addition to objective company-wide, business unit and operating unit financial measures, our programs emphasize individual performance and the achievement of personal objectives.

•
Integrated Approach – We look at compensation in total and strive to achieve an appropriate balance of immediate, short-term and long-term compensation components, with the ultimate goal of aligning executive compensation with long-term stockholder value.

Approval of this advisory vote requires the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote for the adoption of this proposal. The Board unanimously recommends a vote “For” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
The Board welcomes our stockholders’ views on this subject, and will carefully consider the outcome of this vote. However, as an advisory vote, the outcome is not binding on us or the Board.

PROPOSAL NUMBER 4:
Approval of the Matrix Service Company 2020 Stock and Incentive Compensation Plan
At the Annual Meeting, the stockholders will be asked to approve the Matrix Service Company 2020 Stock and Incentive Compensation Plan (the “2020 Plan”) to reserve 1,725,000 shares of common stock for issuance thereunder and the material plan terms thereof. If approved, the 2020 Plan will be effective as of November 3, 2020. We believe approval of the 2020 Plan is advisable in order to ensure we have an adequate number of shares available in connection with our compensation program. On September 21, 2020, our Board of Directors, subject to the approval of our stockholders, approved the 2020 Plan. The proposed 2020 Plan is attached hereto as Appendix A.
Reasons for the Proposed 2020 Plan
The use of stock- and cash-based awards under the predecessor Matrix Service Company 2012 Stock and Incentive Compensation Plan (the “2012 Plan”), the Matrix Service Company 2016 Stock and Incentive Compensation Plan (the “2016 Plan”), and the Matrix Service Company 2018 Stock and Incentive Compensation Plan (the “2018 Plan” and, collectively with the 2012 Plan and the 2016 Plan, the “Prior Plans”) has been a key component of our compensation program for several years. Cash- and stock-based compensation awards assist us in attracting, motivating, and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. The 2018 Plan originally authorized us to issue up to 1,600,000 shares of common stock. As of June 30, 2020, 1,473,424 shares remained available for us to issue as awards under the 2018 Plan, and 445,036 shares (including 199,678 performance units at target and 245,358 shares representing unvested restricted stock units) are subject to outstanding awards under the 2018 Plan. At June 30, 2020, there are 745,890 shares (401,982 performance units at target and 343,908 shares representing unvested restricted stock units) subject to outstanding awards under the 2016 Stock Plan, 43,992 shares (all representing unvested restricted stock units) subject to outstanding awards under the 2012 Plan, and 53,700 shares (all issuable upon the exercise of stock options) subject to outstanding awards under the Matrix Service Company 2004 Stock Incentive Plan (the “2004 Plan”). Currently, no new awards may be made under the 2004 Plan, the 2012 Plan, or the 2016 Plan. If the 2020 Plan is approved, no more awards will be made under the 2018 Plan on and after the November 3, 2020 effective date of the 2020 Plan.
The Board has determined that, in order to ensure that there are sufficient shares available to meet our needs for future grants during the coming years, the adoption of the 2020 Plan reserving 1,725,000 shares is necessary and desirable to give us a competitive edge in today’s volatile business environment. The ability to grant stock-based compensation awards is critical to our ability to attract, motivate, and retain highly qualified individuals. Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of our employees, including management, and we believe that it is in the best interest of our stockholders for those individuals to have an ownership interest in us in recognition of their present and potential contributions and to align their interests with those of our stockholders. In fiscal 2020, 57% of equity awards were granted to employees other than the NEOs. Further details about our awards currently outstanding can be found in the sections on “Securities Authorized for Issuance under Equity Compensation Plans,” “Compensation Discussion and Analysis,” and “Executive Compensation.”
The 2020 Plan is a broad-based plan under which we may grant awards to all employees, including our officers and officers of our affiliates, and to non-employee members of the Board. We believe approval of the 2020 Plan will give us flexibility to continue to make stock-based grants under the 2020 Plan over the next two years in amounts determined appropriate by the Compensation Committee, which will administer the 2020 Plan (as discussed more fully below); however, this timeline is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, award levels/amounts provided by our competitors and hiring activity during the next few years, including hiring activity related to mergers and acquisitions. It is our current practice to grant stock-based compensation awards to key employees on an annual basis during the first quarter of each fiscal year based on targeted dollar values that are generally competitive with industry peers. For example, the aggregate targeted dollar value for the annual grants we made in fiscal 2020 was approximately $10.2 million. In addition, it is our current practice to grant stock-based compensation on an annual basis to our non-employee directors in the second quarter of each fiscal year, which are also based on targeted dollar values that are generally competitive with industry peers. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares in order to capture the same grant date value as a prior year’s award, which impacts the rate at which we utilize shares for compensation purposes. The closing market price of our common stock as of August 31, 2020 was $9.24 per share.
The 2020 Plan will allow us to use, if desired, a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational, retention, and performance benefits that may be achieved from making such awards. As of August 31, 2020, the total number of shares of our outstanding common stock was 26,460,196. Assuming target payout on the approximately 575,000 performance units outstanding, our current dilution (which is the number of shares available for grant under the 2018 Plan as of August 31, 2020, divided by the total number of shares of our common stock outstanding) is 3.9%. Actual PSU payouts may be higher or lower than target amounts and are dependent upon performance levels. If the 2020 Plan is approved, the potential dilution from authorized issuances for stock-based awards will increase to approximately 6.5%. In determining the number of shares to request pursuant to this proposal, the Compensation Committee considered the foregoing factors and decided that 1,725,000 shares was the appropriate number to allow us to effectuate an effective equity compensation program over the coming years.
Consequences of Failing to Approve the Proposal
The 2020 Plan will not be implemented unless approved by our stockholders. If the 2020 Plan is not approved by our stockholders, the 2018 Plan will remain in effect in its current form, and we will continue to grant awards thereunder until our share reserve under the 2018 Plan is exhausted, which could occur as soon as the time of our next annual grant during the first quarter of fiscal 2022, based on current expected equity grant practices (noting again that the share reserve could last for a longer period of time, depending on our future equity grant practices, which we cannot predict with certainty).
Summary of the 2020 Plan
The following summary provides a general description of the material features of the 2020 Plan but is not a complete description of all provisions of the 2020 Plan and is qualified in its entirety by reference to the full text of the 2020 Plan attached as Appendix A, which is incorporated by reference in this proposal. The purpose of the 2020 Plan is to promote the success and enhance the value of the Company by linking the personal interests of our employees and non-employee directors to those of our stockholders, and by providing an incentive for outstanding performance. The 2020 Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards (collectively referred to as “Awards”).
The 2020 Plan is based on the terms of the 2018 Plan and includes the following key changes from the 2018 Plan:
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New Aggregate Share Reserve. We are requesting an aggregate share reserve of 1,725,000 shares for the 2020 Plan, subject to increase or decrease in accordance with the adjustment provisions of the 2020 Plan, as described below.

•
Change of Control. The 2020 Plan will prohibit the automatic acceleration of vesting of outstanding awards upon a change of control event solely with respect to the occurrence of the change of control unless the successor company fails to assume or replace the awards in connection with that change of control event. If the successor company does assume the awards, unless the individual award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or following the change of control.

Key Features of the 2020 Plan
In addition to the changes described above, the 2020 Plan includes additional key provisions designed to protect our stockholders' interests and to reflect corporate governance best practices:
•	No discounted options or related Awards may be granted;
•
Except as otherwise provided in an Award agreement at the time of grant or thereafter by the Compensation Committee, Awards are generally non-transferrable, except to an Award recipient's immediate family member, pursuant to a qualified domestic relations order, by will or the laws of descent and distribution, or to a trust of which the Award recipient is and remains the sole beneficiary for his or her lifetime;

•	No automatic Award grants are made to any eligible individual;
•	Limitations on the maximum number or amount of Awards that may be granted to certain individuals during any fiscal year;
•	No repricing of stock options or stock appreciation rights without stockholder approval;
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The total number of shares of common stock available for Awards will be reduced by the total number of stock options or stock appreciation rights that have been exercised, regardless of whether (i) any of the shares of common stock underlying such Awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock are used to pay any exercise price or tax withholding obligation with respect to any stock option or stock appreciation right;

•	Except under limited circumstances, all awards must include a minimum one-year vesting period; and
•
Awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances in accordance with our current clawback policy and any other clawback policies we may adopt.

Administration. The Compensation Committee of the Board of Directors (the “Committee”), will administer the 2020 Plan and will have authority to make Awards under the 2020 Plan, to set the terms of the Awards, to interpret the 2020 Plan, to establish any rules or regulations relating to the 2020 Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the 2020 Plan.
Eligibility. All employees and non-employee directors of the Company and its affiliates are eligible to receive Awards under the 2020 Plan, as determined by the Committee. Eligible employees and non-employee directors who are designated by the Committee to receive an Award under the 2020 Plan are referred to as “Participants.” As of August 31, 2020, we had approximately 2,700 employees and seven non-employee directors who would be eligible to be Participants in the 2020 Plan.
Individual Limits on Awards. The 2020 Plan contains limits on the Awards granted to any employee. Accordingly,
•	The maximum number of shares that may be awarded in the form of stock options or stock appreciation rights to any employee in any fiscal year is 400,000 shares.
•	The maximum number of shares that may be awarded in the form of restricted stock or restricted stock units to any employee in any fiscal year is 400,000 shares.
•	The maximum number of shares that may be awarded in the form of performance shares or performance units to any employee in any fiscal year is 400,000 shares.
•	The maximum aggregate amount that may be awarded or credited in the form of cash-based Awards to any employee in any fiscal year is $5,000,000.
•	The maximum number of shares that may be awarded in the form of other stock-based Awards to any employee in any fiscal year is 400,000 shares.

In addition, no individual who is a non-employee director will be granted Awards covering more than 100,000 shares in the aggregate during any fiscal year, and in no event will the grant date fair value of Awards granted to a non-employee director exceed $400,000 in the aggregate during any fiscal year.
Number of Shares Subject to the 2020 Plan. The number of shares of our common stock reserved for issuance under the 2020 Plan is 1,725,000 shares, subject to certain adjustments as provided in the 2020 Plan.
Share Counting Rules. The following are other rules for counting shares against the applicable share limits of the 2020 Plan:
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For Awards settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2020 Plan.

•
For shares that are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised on a cashless basis at a time when the payment due to the Participant is 150 shares, then 1,000 shares shall be charged against the applicable share limits.

•
Except as otherwise provided below, shares that are subject to Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Prior Plans or the 2020 Plan will again be available for subsequent Awards under the 2020 Plan.

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Shares that are exchanged by a Participant or withheld by us as full or partial payment in connection with any Award other than an option or stock appreciation right granted under either the Prior Plans or the 2020 Plan, as well as any shares exchanged by a Participant or withheld to satisfy the tax withholding obligations related to any such Award, will be available for subsequent Awards under the 2020 Plan. This includes shares subject to any awards that are outstanding under the Prior Plans as of the November 3, 2020 effective date of the 2020 Plan, which shares may become available for re-issuance under the 2020 Plan in the circumstances described in the preceding sentence. The number of shares subject to outstanding awards under the Prior Plans as of August 31, 2020 is 1,442,329.

•
Shares that are exchanged by a Participant or withheld by us to pay the exercise price of an option or stock appreciation right granted under the Prior Plans or the 2020 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any option or stock appreciation right, will not be available for subsequent Awards under the 2020 Plan.

Source of Shares. Common stock issued under the 2020 Plan may come from authorized but unissued shares of our common stock or from treasury shares.
Stock Options. The Committee may grant nonqualified stock options or incentive stock options to purchase shares of our common stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant. The term of an option will also be determined by the Committee, but may not exceed ten years. No dividends or dividend equivalents will be granted alone or in conjunction with any stock option Award.
The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker; or in any other manner authorized by the Committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
Stock Appreciation Rights. A stock appreciation right may be granted by the Committee in its discretion. The Committee may grant freestanding stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the Committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the Committee and specified in the Award agreement which relates to the stock appreciation right, but may not exceed ten years. Outstanding stock appreciation rights may be exercised on whatever terms and conditions the Committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option:
•	the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option;
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the value of the payout with respect to the tandem stock appreciation right will be for no more than 100 percent of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and

•	the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.
No dividends or dividend equivalents will be granted alone or in conjunction with an Award of stock appreciation rights.
On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying:
•	the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by
•	the number of shares with respect to which the stock appreciation right is exercised.
In the discretion of the Committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right), in some combination thereof or in any other form approved by the Committee.
Restricted Stock. Shares of common stock may be granted by the Committee to an eligible employee or non-employee director and made subject to restrictions on sale, pledge or other transfer for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the Committee may provide in an Award agreement with the Participant, including provisions obligating the Participant to forfeit or resell the shares to us in the event of termination of employment or service or if specified performance goals or targets are not met. A Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the 2020 Plan. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on restricted stock to the extent the applicable period of restriction has expired and, with respect to restricted stock that is subject to performance-based goals, to the extent the restricted stock has been earned by achievement of the corresponding performance criteria.
Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one or more shares of common stock, cash or some combination thereof as the Committee may determine. An Award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the 2020 Plan. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying restricted stock units to the extent the applicable period of restriction has expired and, with respect to restricted stock units that include performance-based goals, to the extent the restricted stock units have been earned by achievement of the corresponding performance criteria.
Performance Shares, Performance Units and Cash-Based Awards. Performance shares, performance units and cash-based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the Award agreement. The Committee will set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the performance shares/units and cash-based Awards that will be paid out to the Participant and whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares to the extent the underlying performance shares or performance units have been earned by achievement of the corresponding performance criteria.
Participants will receive payment of the value of performance shares/units earned after the end of the performance period. Payment of performance shares/units and cash-based Awards will be made in shares, cash or a combination thereof that have an aggregate fair market value equal to the value of the earned performance shares/units and cash-based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee.
Other Stock-Based Awards. The 2020 Plan also authorizes the Committee to grant Participants Awards of common stock and other Awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of our common stock (other stock-based Awards). The Committee has discretion to determine the Participants to whom other stock-based Awards are to be made, the times at which such Awards are to be made, the sizes of such Awards, the form of payment, and all other conditions of such Awards, including any restrictions, deferral periods or performance requirements. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying stock-based Awards to the extent the applicable period of restriction has expired and, with respect to other stock-based Awards that include performance-based goals, to the extent the stock-based Awards have been earned by achievement of the corresponding performance criteria.
Performance-Based Compensation. Awards may be granted to employees that are intended to be “performance-based compensation” which are determined by the attainment of one or more performance goals. These performance-based Awards may be either equity or cash Awards, or a combination of both. Holders are only entitled to receive payment for a performance-based Award for any given performance period to the extent that performance goals set by the Committee are satisfied. These performance goals must be based on one or more of the following performance criteria:
•	net earnings or net income (before or after taxes);
•	earnings per share;
•	net operating profit;
•	operating income;
•	operating income per share;
•	return measures (including, but not limited to, return on assets, return on capital, return on invested capital, and return on equity, sales or revenue);
•	cash flow (including, but not limited to, operating cash flow, free cash flow, free cash flow margin, and cash flow return on capital or investments);
•	earnings before or after taxes, interest, depreciation, and/or amortization and impairment of intangible assets;
•	share price (including, but not limited to, growth measures and total stockholder return);

•	margins (including, but not limited to, gross or operating margins);
•	operating efficiency;
•	customer satisfaction;
•	employee satisfaction;
•	working capital targets;
•	revenue or sales growth or growth in backlog;
•	growth of assets;
•	productivity ratios;
•	expense targets;
•	measures of health, safety or environment (including, but not limited to, total recordable incident rate and safety training measures);
•	market share;
•	credit quality (including, but not limited to, days sales outstanding);
•	economic value added;
•	price earnings ratio;
•	improvements in capital structure;
•	compliance with laws, regulations and policies; and
•	such other measures selected or defined by the Committee at the time such performance criteria are established.
With respect to particular performance-based Awards, the Committee is permitted to make certain equitable and objectively determinable adjustments to the performance goals. The Committee may reduce or eliminate, but not increase, the amount specified in the original Award.
Minimum Vesting Requirements. Awards under the 2020 Plan are subject to a one-year minimum vesting or forfeiture restriction period. This one-year minimum vesting or forfeiture restriction period does not apply to the grant of any such Awards with respect to an aggregate number of shares that does not exceed 5% of the total shares available for issuance under the 2020 Plan.
Recapitalization Adjustments. In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to our common stock, the number of shares of common stock with respect which Awards may be granted, the number of shares subject to outstanding Awards, the exercise price with respect to outstanding Awards and the individual grant limits with respect to share-denominated Awards shall be equitably adjusted in order to prevent dilution or enlargement of Participants’ rights under the 2020 Plan.
Change of Control. The following paragraphs describe how Awards under the 2020 Plan would be affected in the event of a Change of Control (as defined below), except as otherwise provided in the Award agreement between a Participant and the Company.
Definition of Change of Control. Generally, a Change of Control will be deemed to occur if:
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any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of all the then outstanding voting securities;

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any person purchases or otherwise acquires under a tender offer, securities of the Company representing more than fifty percent (50%) of the total voting power of all the then outstanding voting securities;

•
individuals who, as of the November 3, 2020 effective date of the 2020 Plan, constitute the Board of Directors (together with any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors on the effective date or whose election or nomination for election was previously so approved but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the members of the Board of Directors;

•
the consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; or

•
the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person.

Vesting Acceleration if Awards are Not Assumed, Replaced or Converted. If an Award is not assumed, replaced or converted at the time of a Change of Control by the surviving entity, then such outstanding nonvested Award will be subject to the following treatment:
•
Upon a Change of Control, all outstanding stock options and stock appreciation rights that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the Participant will become fully vested and immediately exercisable over the exercise period set forth in the applicable Award agreement. However, the Committee may require such vested stock options and stock appreciation rights to be settled in cash within thirty (30) days following such Change of Control.

•
Upon a Change of Control, all outstanding stock options and stock appreciation rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change of Control and will be exercisable over the exercise period set forth in the applicable Award Agreement. However, the Committee may require such vested Stock Options and SARs to be settled in cash within thirty (30) days following such Change of Control.

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All Awards, other than stock options and stock appreciation rights, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the Participant shall become fully vested upon a Change of Control and will be paid in shares, cash or a combination thereof, as determined by the Committee, within thirty (30) days following the effective date of the Change of Control.

•
All Awards, other than stock options and stock appreciation rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change of Control and will be paid in shares, cash or a combination thereof, as determined by the Committee within thirty (30) days following the effective date of a Change of Control.

Vesting Acceleration if Awards are Assumed, Replaced or Converted. If an Award is assumed, replaced or converted at the time of a Change of Control by the surviving entity (“Replacement Award”), then such Replacement Award will become fully vested upon a Participant’s involuntary termination of service without Cause or a voluntary termination of service after suffering an Adverse Event subject to the following:
•	Replacement Awards in the form of service-based stock options or stock appreciation rights shall be fully exercisable for the remainder of their respective terms.
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Replacement Awards in the form of a performance-based stock option or performance-based stock appreciation right shall be deemed to be satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee, taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined and shall be fully exercisable for the remainder of the term of the stock option or stock appreciation right, as applicable.

•
Replacement Awards in the form of performance-based Awards (other than stock options or stock appreciation rights) shall be deemed to be satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee, taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined and paid upon or within thirty (30) days of such termination of service.

•	Replacement Awards in the form of service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within thirty (30) days of such termination of service.
Discontinuance or Amendment of the 2020 Plan; No Repricing. Our Board or the Committee may amend, modify, suspend or terminate the 2020 Plan in whole or in part at any time, but no amendment may materially diminish any of the rights of a Participant under any Awards previously granted without his or her consent. In addition:
•
without the prior approval of our stockholders, options and stock appreciation rights issued under the 2020 Plan will not be repriced, replaced or regranted through cancellation, whether in exchange for cash or another type of Award, by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right or by replacing a previously granted option or stock appreciation right with a new option with a lower option price or a new stock appreciation right with a lower grant price; and

•
to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation or exchange requirement.

Tax Withholding. We may withhold from any payments or stock issuances under the 2020 Plan, or collect as a condition of payment, any taxes required by law to be withheld. Subject to the Committee’s right to approve, any Award recipient may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of our common stock or to have us withhold, from the shares the Participant would otherwise receive, shares of our common stock, in each case having a value equal to the minimum amount required to be withheld (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity).
Clawback Policy and Other Forfeiture Events. The 2020 Plan will be subject to any written clawback policy we adopt, which policy may subject a Participant’s Awards and other rights and benefits under the 2020 Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur. The Committee may also specify in an Award agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, including violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other obligation (by agreement or otherwise) that may apply to the Participant.
U.S. Federal Income Tax Consequences
The Company believes that under present U.S. federal income tax laws the following are the U.S. federal income tax consequences generally arising with respect to Awards under the 2020 Plan. The following summary does not purport to be a complete description of all applicable rules, and these rules (including those summarized below) are subject to change. The summary does not address the effects of any state or local or non-U.S. tax laws that may be applicable.
Nonqualified Stock Options
In general, no taxable income is realized by a Participant upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the Participant will be treated as receiving compensation (taxable as ordinary income and subject to withholding and employment taxes) in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The Participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the Participant exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.
Incentive Stock Options
In general, no taxable income is realized by a Participant upon the grant of an incentive stock option. Additionally, if the applicable employment-related requirements are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option purchase price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. Once an incentive stock option has been exercised by a Participant, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value of the stock on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be treated as compensation (taxed as ordinary income and subject to withholding and employment taxes) and we will be entitled to a deduction to the extent of the amount so included in the income of the holder. Appreciation in the stock subsequent to the exercise date will be taxed as long-term or short-term capital gain, depending on whether the stock was held for more than one year after the exercise date.
Stock Appreciation Rights
A Participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the Participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the Participant recognizes ordinary income. The Participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the Participant) depending upon the length of time such shares were held by the Participant.

Restricted Stock
A Participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the Participant recognizes ordinary income on account of the lapse of the restrictions. A Participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the Participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock will be taxable to the Participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a Participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such restricted stock is subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such Participant at the time the restrictions lapse, the Participant will have a tax basis in the shares equal to their fair market value on the date of the Award, and the Participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such Participant. A Participant who makes an election under Section 83(b) and then forfeits the stock is not entitled to deduct any amount as a result of the forfeiture notwithstanding that the Participant included the fair market value of the stock in income at the time of the election.
Restricted Stock Units
In general, the grant of restricted stock units will not result in income for the Participant or in a tax deduction for us. Upon the settlement of such an Award in cash or shares, the Participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Other Awards
With respect to other Awards granted under the 2020 Plan, including cash-based Awards and other stock-based Awards, generally when the Participant receives payment with respect to an Award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the Participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Golden Parachute Payments
If, on a change of control of our Company, the exercisability or vesting of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee equals or exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years ending before the year in which such change in ownership or control occurs. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, such employee will be subject to a 20 percent excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
New Plan Benefits
The types and amounts of benefits that will be awarded under the 2020 Plan are not currently determinable. Awards granted under the 2020 Plan are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them. Information on equity-based awards and cash-based awards recently granted under the Prior Plans to each of our named executive officers is provided under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards During Fiscal Year 2020.” The closing price for the Common Stock on the NASDAQ Global Select Market on August 31, 2020, was $9.24 per share.
Vote Required
Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.
The Board of Directors unanimously recommends that you vote “FOR” approval of the 2020 Plan and the material terms thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
The son of James H. Miller, an independent member of our Board, is employed in the Pittsburgh, Pennsylvania office of Matrix North American Construction, Inc. (“Matrix NAC”), one of three principal operating subsidiaries of the Company, as director of regional operations for western Pennsylvania, a non-executive officer position. In addition, the son of Joseph F. Montalbano, our former Chief Operating Officer who retired on March 31, 2020, is employed by Matrix NAC in a non-executive officer position. Since the beginning of fiscal 2020, each received total cash compensation in excess of $120,000. The Audit Committee reviewed and ratified the employment relationship of Mr. Miller’s son and Mr. Montalbano’s son. In approving these relationships, which are also compliant with NASDAQ requirements, the Audit Committee considered the following:
•	Matrix NAC maintains its own separate executive officer team and human resources department.
•
The compensation and terms of employment for Mr. Miller's son are not established or approved by the Matrix Service Company Board of Directors or the Compensation Committee and are instead approved by his respective immediate supervisor on a basis consistent with the Company’s human resource policies for comparable positions within the organization.

•
The son of Mr. Miller was an employee of Kvaerner North American Construction, Inc. when the U.S. onshore business of Kvaerner ASA was acquired by Matrix Service Company in 2013. In connection with the acquisition, Matrix Service Company continued the employment of all employees of the acquired business.

•	Mr. Montalbano's son was selected from a pool of qualified candidates and did not report directly to his father prior to his father’s retirement.
Review, Approval or Ratification of Transactions with Related Persons
The Company’s Corporate Governance Guidelines, which are available on the Corporate Governance page in the Investor Relations section of our website, matrixservicecompany.com, provide that the Company shall conduct an appropriate review of all transactions with related persons for potential conflict of interest situations on an ongoing basis, and all such transactions shall be approved by the Audit Committee or another independent body of the Board. The Corporate Governance Guidelines further provide that the term “transactions with related persons” refers to all transactions which are required to be disclosed pursuant to Item 404 of Regulation S-K.
In the course of its review and approval or ratification of a transaction, the Audit Committee will consider:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters the Audit Committee deems appropriate.
Our Corporate Governance Guidelines also provide that each director and executive officer is required to complete a Director and Officer Questionnaire on an annual basis, and to update such information when the questionnaire responses become incomplete or inaccurate. The Director and Officer Questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of August 31, 2020, certain information with respect to the shares of common stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares listed.
Identity of Beneficial Owner	Shares Beneficially Owned	Calculated Ownership %(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,614,038(2)	17.4%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, TX 78746	2,089,618(3)	7.9%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,734,998(4)	6.6%
Jim W. Mogg	38,013	*
James H. Miller	25,128	*
John W. Gibson	19,298	*
John D. Chandler	13,283	*
Martha Z. Carnes	12,727	*
Liane K. Hinrichs	5,832	*
Carlin G. Conner	—	*
John R. Hewitt	259,861	1.0%
Alan R. Updyke	39,041	*
Kevin S. Cavanah	90,800(5)	*
Bradley J. Rinehart	57,274(5)	*
Glyn A. Rodgers	3,000	*
Jason W. Turner	49,802	*
Joseph F. Montalbano	12,550	*
All directors, director nominees and executive officers as a group (17 persons)	736,961(5)	2.8%
*	Indicates ownership of less than one percent of the outstanding shares of common stock.
(1)
Shares of common stock which were not outstanding but which could be acquired by an executive officer upon vesting of a restricted stock unit or upon exercise of an option within 60 days of August 31, 2020 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)
Information is as of December 31, 2019 and is based on the Schedule 13G/A dated February 3, 2020 filed by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). BlackRock has sole voting power over 4,504,206 shares and sole dispositive power over all of the shares shown.

(3)
Information is as of December 31, 2019 and is based on the Schedule 13G/A dated February 12, 2020 filed by Dimensional Fund Advisors LP (“Dimensional”). Dimensional is a registered investment adviser. Dimensional has sole voting power over 1,991,217 shares and sole dispositive power over all of the shares shown.

(4)
Information is as of December 31, 2019 and is based on the Schedule 13G/A dated February 10, 2020 filed by The Vanguard Group (“Vanguard”). Vanguard is a registered investment advisor. Vanguard has sole voting power over 26,834 shares, sole dispositive power over 1,711,171 shares, shared voting power over 1,294 shares and shared dispositive power over 23,827 shares.

(5)
Includes the following shares of common stock that are issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days after August 31, 2020: Mr. Cavanah – 16,850 shares; Mr. Rinehart – 10,600 shares; 17 directors and executive officers as a group – 42,000 shares.

Equity Ownership Guidelines
The Board believes that our executive officers should demonstrate their commitment to and belief in the Company’s long-term profitability. Accordingly, each executive officer is expected to maintain a significant investment in the Company through the ownership of Company stock. Stock ownership more closely aligns our executive officers’ interests and actions with the interests of the Company’s stockholders.
Our Equity Ownership Guidelines are as follows:
•
Amount of Ownership – Defined as a multiple of the individual’s base salary as noted below. These multiples represent the minimum amount of Company stock an executive officer should seek to acquire and maintain:

President/CEO	5 times base salary
CFO/COO/Presidents of the three principal operating subsidiaries	3 times base salary
All other executive officers	1 times base salary
•
Timing: The executive officers have until five years after the date of their appointment as an executive officer to acquire the ownership levels discussed above. Officers who are subsequently promoted to an office level with a higher multiple of base salary will have five years from the date of promotion to acquire any additional shares needed to meet the stock ownership guidelines. Thereafter, they are expected to retain this level of ownership during their tenure with the Company. Compliance will be evaluated on an annual basis as of June 30 of each year.

•	Eligible Forms of Equity:
•	shares owned separately by the executive officer or owned either jointly with, or separately by, his or her immediate family members residing in the same household;
•	shares held in trust for the benefit of the executive officer or immediate family members;
•	shares purchased in the open market;
•	shares purchased through the Company’s Employee Stock Purchase Plan;
•	vested and unvested time-based restricted stock or RSUs;
•
vested and unvested performance units, performance-based restricted stock or performance-based RSUs but only to the extent that the Company recognizes compensation expense with respect to such performance units, performance-based restricted stock or performance-based RSUs; and

•	the in-the-money value of vested and unexercised stock options.
All of our executive officers, except for Mr. Rodgers, who is still within the initial five-year accumulation period, have met the equity ownership guidelines as of June 30, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information concerning the Company’s common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of June 30, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,288,618	$10.19	1,473,424
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,288,618	$10.19	1,473,424(3)
(1)
Includes 633,258 RSUs and 601,660 performance units, which have no exercise price. The amount included assumes that target level performance is achieved under outstanding performance units for which performance has not yet been determined. Also includes 53,700 share options with an exercise price of $10.19.

(2)	Excludes the shares issuable upon the vesting of RSUs and performance units for which there is no weighted-average exercise price.
(3)
Represents the total number of shares available for issuance under the Matrix Service Company 2018 Stock and Incentive Compensation Plan. Of the 1,473,424 shares available for issuance, all may be awarded as stock options, stock appreciation rights, restricted stock, RSUs, performance shares or performance units.

PROPOSALS OF STOCKHOLDERS
A proposal of a stockholder intended to be presented at the Company's 2021 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than May 27, 2021, if the proposal is to be considered for inclusion pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), in the Company’s proxy statement and proxy card for such meeting.
In accordance with the Bylaws, any stockholder who intends to present a proposal at the Company’s 2021 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Secretary of the Company with notice of such proposal in order for such proposal to be properly brought before the meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of such annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

OTHER MATTERS
Matters That May Come Before the Annual Meeting
The Board knows of no matters other than those described in this proxy statement which will be brought before the Annual Meeting for a vote of the stockholders. If, however, any other matter requiring a vote of stockholders arises, the persons named as proxies (or their substitutes) will vote thereon in accordance with their best judgment. The persons named as proxies will have discretionary authority to take action with respect to any additional matters that may come before the meeting.
Availability of Form 10-K
A copy of the Company’s Annual Report on Form 10-K may be found by visiting the Company’s website at matrixservicecompany.com.
Householding of Proxy Materials
We have adopted a process called “householding” for mailing proxy materials in order to reduce printing and mailing expenses. The SEC householding rules allow us to deliver a single Notice of Internet Availability to stockholders of record who share the same address. If you share an address with another stockholder and have received only one Notice of Internet Availability, but you would prefer to continue receiving a separate Notice of Internet Availability, you may request a separate copy of the Notice of Internet Availability at no cost to you by writing to the Corporate Secretary of the Company at 5100 E. Skelly Dr., Ste. 100, Tulsa, OK 74135, or by calling (918) 838-8822. Alternatively, if you are currently receiving multiple copies of the Notice of Internet Availability at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the Notice of Internet Availability to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Internet Availability, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Internet Availability and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.
Forward-Looking Statements
Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts” and similar expressions. These forward-looking statements include, among others, such things as:
•	our ability to generate sufficient cash from operations, access our credit facility, or raise cash in order to meet our short and long-term capital requirements;
•	the impact to our business of changes in crude oil, natural gas and other commodity prices;
•	the impact to our business of the COVID-19 pandemic;
•	amounts and nature of future revenue and margins from each of our segments;
•	trends in the industries we serve;
•	the likely impact of new or existing regulations or market forces on the demand for our services;
•	our expectations with respect to the likelihood of a future impairment;
•	expansion and other trends of the industries we serve; and
•	our ability to comply with the covenants in our credit agreement.

These statements are based on certain assumptions and analyses we made in light of our experience and our historical trends, current conditions and expected future developments as well as other factors we believe are appropriate. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including the risk factors described in Item 1A of our fiscal 2020 Annual Report on Form 10-K and the following:
•
economic, market or business conditions in general (including the length and severity of the current economic slowdown) and in the oil, natural gas, power, agricultural and mining industries in particular;

•	the transition to renewable energy sources and its impact on our current customer base;
•	the under- or over-utilization of our work force;
•	delays in the commencement or progression of major projects, whether due to COVID-19 concerns, permitting issues or other factors;
•
reduced creditworthiness of our customer base and the higher risk of non-payment of receivables due to volatility of crude oil, natural gas, and other commodity prices to which our customers' businesses are affected;

•	the inherently uncertain outcome of current and future litigation;
•	the adequacy of our reserves for claims and contingencies;
•	changes in laws or regulations, including the imposition, cancellation or delay of tariffs on imported goods; and
•	other factors, many of which are beyond our control.
Consequently, all of the forward-looking statements made in this proxy statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business operations. We assume no obligation to update publicly, except as required by law, any such forward-looking statements, whether as a result of new information, future events or otherwise.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on November 3, 2020
Stockholders may view this proxy statement, the proxy card and our 2020 Annual Report to Stockholders over the Internet at www.proxyvote.com and by accessing our website at matrixservicecompany.com. Information on our website does not constitute a part of this proxy statement.
By Order of the Board,

Justin D. Sheets
Vice President, General Counsel and Secretary
September 24, 2020
Tulsa, Oklahoma

Matrix Service Company
2020 Stock and Incentive Compensation Plan
Effective as of November 3, 2020

Matrix Service Company
2020 Stock and Incentive Compensation Plan
Article 1.
Establishment, Purpose, and Duration
1.1 Establishment of this Plan. Matrix Service Company, a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the 2020 Stock and Incentive Compensation Plan (this “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.
This Plan shall become effective, if approved by the Board and stockholders, on November 3, 2020 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 of this document.
1.2 Purpose of this Plan. The purpose of this Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance.
This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants on whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.
1.3 Duration of this Plan. This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate this Plan at any time under Article 15, until all Shares subject to this Plan have been purchased or acquired according to this Plan’s provisions.
1.4 Successor Plan. This Plan shall serve as the successor to the Matrix Service Company 2012 Stock and Incentive Compensation Plan, the Matrix Service Company 2016 Stock and Incentive Compensation Plan, and the Matrix Service Company 2018 Stock and Incentive Compensation Plan, as amended (the “Prior Plans”), and no further grants shall be made under the Prior Plans from and after the Effective Date of this Plan.
Article 2.
Definitions
Whenever used in this Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
“Adverse Event” in respect of any Change of Control has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Adverse Event,” Adverse Event means that the Participant has experienced (a) a material reduction of the Participant’s authorities, duties, or responsibilities with the Company; (b) a material reduction of the Participant’s annual salary or a material reduction in the Participant’s target annual incentive compensation, in each case other than a reduction which is applicable to all employees in the same salary grade as the Participant; or (c) a transfer of the Participant’s primary workplace by more than thirty-five (35) miles. If a Participant purports to terminate his or her employment after suffering an Adverse Event, the Participant must give the Company written notice of his or her intent to terminate within sixty (60) calendar days of the occurrence of the event that allegedly constitutes an Adverse Event. The Company shall have a right to cure the event alleged to constitute an Adverse Event for a period of thirty (30) calendar days after notice from the Participant of his or her intention to terminate.
“Affiliate” shall have the meaning given to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.
“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms and provisions of this Plan.
“Award Agreement” means either (a) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (b) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.
“Beneficial Owner” or “Beneficial Ownership” shall have the meaning given to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Cash-Based Award” means an Award granted under Article 10, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.
“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant, or if any such agreement does not define “Cause,” Cause means termination of employment or service for one of the following reasons: (a) theft of company property, embezzlement or dishonesty that results in harm to the Company or the Company’s successor following a Change of Control; (b) a Participant’s continued gross or willful neglect of his or her job responsibilities after receiving written warnings regarding such neglect from the Company or the Company’s successor following a Change of Control; (c) conviction of a Participant for a felony or a Participant pleading nolo contender to a felony charged under state or federal law; or (d) a Participant’s willful violation of Company policy or the policies of any successor following a Change of Control.
“Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:
(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Voting Power of all the then outstanding Voting Securities;
(b) any Person purchases or otherwise acquires under a tender offer, securities of the Company representing more than fifty percent (50%) of the total Voting Power of all the then outstanding Voting Securities;
(c) individuals who, as of the Effective Date, constitute the Board of Directors (together with any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors on the Effective Date or whose election or nomination for election was previously so approved but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute a majority of the members of the Board of Directors;
(d) the consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total Voting Power represented by the Voting Securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; or

(e) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any Person.
If required for compliance with Code Section 409A, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Committee may, in its sole discretion and without a Participant’s consent, amend the definition of “Change of Control” to conform to the definition of “Change of Control” under Code Section 409A.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
“Code Section 409A” means Section 409A of the Code, Treasury regulations thereunder and applicable guidance from the Internal Revenue Service.
“Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer this Plan. To the extent applicable or necessary to qualify an Award for favorable treatment under the Exchange Act, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director who shall also satisfy all of the requirements of the definition of “Non-Employee Director” set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and (b) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed. Except as otherwise provided in a Charter governing operation of the Committee or in the Company’s Bylaws, as amended from time to time, any action of the Committee with respect to the administration of this Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
“Company” means Matrix Service Company, a Delaware corporation, and any successor thereto as provided in Article 17.
“Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in this Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
“Executive Officer” means an Employee who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.
“Fair Market Value” or “FMV” means, as of any given date, a price that is based on the closing sales price of a Share on the principal stock exchange on which the Shares are traded or, if there is no such sale for such date, then on the last previous day on which a sale was reported. If Shares are not traded on an established stock exchange, FMV shall be determined in good faith by the Committee in such manner as it deems appropriate, in accordance with Code Section 409A and, if applicable, the applicable provisions of the Code with respect to ISOs.
“Fiscal Year” means the year commencing on July 1 and ending June 30 or other time period as approved by the Board.
“Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7.
“Grant Price” means the price against which the amount payable is determined on exercise of a SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.
“Non-Employee Director” means a member of the Board of Directors of the Company who is not an employee.
“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.
“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.
“Option Price” means the price at which a Share may be purchased by a Participant under an Option, as determined by the Committee.
“Participant” means an Employee or a Non-Employee Director who has been selected to receive an Award, or who has an outstanding Award granted under this Plan.
“Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals.
“Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.
“Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award of Performance-Based Compensation.
“Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
“Performance Share” means an Award granted under Article 9 and subject to the terms and provisions of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
“Performance Unit” means an Award granted under Article 9 and subject to the terms and provisions of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
“Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or on the occurrence of other events as determined by the Committee, in its discretion.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (a) the Company or any Affiliate, (b) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate, or (c) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Shares.
“Prior Plans” shall mean the Matrix Service Company 2012 Stock and Incentive Compensation Plan, as amended, the Matrix Service Company 2016 Stock and Incentive Compensation Plan, as amended, and the Matrix Service Company 2018 Stock and Incentive Compensation Plan.
“Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 and subject to the terms and provisions of this Plan.
“Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 and subject to the terms and provisions of this Plan.
“Shares” means the shares of common stock of the Company, $0.01 par value per Share.

“Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, under the terms of Article 7 and subject to the terms and provisions of this Plan.
“Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 and subject to the terms and provisions of this Plan, and not otherwise described by the terms of this Plan.
“Tandem SAR” means a SAR that the Committee specifies is granted in connection with a related Option under Article 7 and subject to the terms and provisions of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled). Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at time of grant.
“Voting Power” shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.
“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.
Article 3.
Administration
3.1 General. The Committee shall be responsible for administering this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding on the Participants, the Company, and all other interested parties. Any and all powers, authorizations and discretions granted by the Board to the Committee under this Plan shall likewise be exercisable at any time by the Board.
3.2 Authority of the Committee. The Committee, subject to any restrictions on the authority delegated to it by the Board, shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering this Plan as the Committee may deem necessary or proper. Subject to Article 14 with respect to a Change of Control and to Section 18.15 with respect to minimum vesting, such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, extending the term or period of exercisability of any Award, except as prohibited for an Award that is intended to comply with Code section 409A, accelerating the time or times at which any Award becomes vested, unrestricted or may be exercised, waiving any terms or conditions applicable to any Award and, subject to Article 15, adopting modifications and amendments, or subplans to this Plan (as described in Section 18.5) or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers to any such officer for Awards granted to a Participant who is considered to be an Executive Officer, a Non-Employee Director or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted under the authority delegated under this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable.

Article 4.
Shares Subject to this Plan and Maximum Awards
4.1 Number of Shares Available for Awards.
(a) BASIC LIMITATION. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. Subject to adjustment as provided in Section 4.2, the maximum number of Shares available for issuance to Participants under this Plan shall be the sum of the following: (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”):
(i) One million seven hundred twenty-five thousand (1,725,000) Shares, plus
(ii) The number of any Shares subject to options granted under the Prior Plans and outstanding as of the Effective Date which expire, or for any reason are cancelled or terminated, after the Effective Date without being exercised, plus
(iii) The number of any Shares subject to awards (other than options) granted under the Prior Plans that were outstanding and unvested on the Effective Date that are forfeited, terminated, cancelled or otherwise reacquired by the Company after the Effective Date without having become vested or that are exchanged by a Participant or withheld by the Company or an Affiliate after the Effective Date to satisfy the tax withholding obligations related to the award.
(b) SHARE COUNT. The total number of Shares subject to SARs that are exercised and settled in Shares, and the total number of Shares subject to Options that are exercised, shall be counted in full against the number of Shares available for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of the SARs or Options. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under this Plan. Except as provided in the next sentence, Shares that are subject to Awards that are forfeited, are terminated, fail to vest or for any other reason are not paid or delivered, shall again become available for Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or SAR, as well as any Shares exchanged by a Participant or withheld by the Company or an Affiliate to satisfy the tax withholding obligations related to any Option or SAR, shall not be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award other than an Option or SAR, as well as any Shares exchanged by a Participant or withheld by the Company or an Affiliate to satisfy the tax withholding obligations related to any Award other than an Option or SAR, shall be available for subsequent Awards under this Plan.
(c) SHARE LIMITS. The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be one million seven hundred twenty-five thousand (1,725,000). Subject to adjustment as provided in Section 4.2, no individual who is a Non-Employee Director will be granted Awards covering more than one hundred thousand (100,000) Shares in the aggregate during any Fiscal Year, provided that in any event the grant date fair value of Awards granted to a Non-Employee Director shall not exceed $400,000 in the aggregate during any Fiscal Year.
The following limits, subject to adjustment as provided in Section 4.2 (including those limits for Non-Employee Directors, “Award Limits”), shall apply to grants of Awards to Employees under this Plan:
(i) OPTIONS AND SARS: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, under any Awards granted in any one Fiscal Year to any one Employee, shall be four hundred thousand (400,000).
(ii) RESTRICTED STOCK/RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Employee shall be four hundred thousand (400,000).

(iii) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate Awards of Performance Shares or Performance Units that an Employee may receive in any one Fiscal Year shall be four hundred thousand (400,000) Performance Shares or four hundred thousand (400,000) Performance Units.
(iv) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Employee in any one Fiscal Year may not exceed five million dollars ($5,000,000).
(v) STOCK-BASED AWARDS: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Employee shall be four hundred thousand (400,000).
(d) RESERVATION OF SHARES. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under this Plan (exclusive of (i) any Awards payable in cash and (ii) any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash).
4.2 Equitable Adjustments. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, the Award Limits, and any other value determinations applicable to outstanding Awards or to this Plan provided that any such substitution or adjustment with respect to an ISO is made in accordance with Section 424(h) of the Code. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available under this Plan, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the Committee may amend this Plan, or adopt supplements to this Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.
Article 5.
Eligibility and Participation
5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors.
5.2 Actual Participation. Subject to the terms and provisions of this Plan, the Committee may from time to time, select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted and shall determine in its sole discretion, the nature, terms, and amount of each Award.

Article 6.
Stock Options
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and on such terms, and at any time and from time to time as shall be determined by the Committee; provided, however, that ISOs may be granted only to Employees (as permitted under Code Section 422). Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, and (b) the Effective Date.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement, but in no event shall the Option Price be less than the FMV of a Share on the date of grant.
6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.
6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price on exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); (d) subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (e) by any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish. Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.
Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment (including satisfaction of any applicable tax withholding requirements), the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based on the number of Shares purchased under the Option(s), net of any Shares sold in a broker assisted transaction to satisfy the purchase price for the Shares being purchased and net of any Shares withheld to satisfy tax withholding obligations.
6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired under the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired under exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.
6.8 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the

Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under this Article 6, and may reflect distinctions based on the reasons for termination.
6.9 Nontransferability of Options.
(a) INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSOs granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code) or to a trust of which the Participant is and remains the sole beneficiary for his lifetime. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant or, in the case of NQSOs transferred pursuant to a qualified domestic relations order, a Participant’s former spouse.
6.10 Notification of Disqualifying Disposition. The Participant will notify the Company on the disposition of Shares issued under the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.
6.11 $100,000 Annual Limit on ISOs. Notwithstanding any contrary provision in this Plan, to the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any single calendar year (under this Plan and any other stock option plans of the Company and Affiliates) exceeds the sum of $100,000, such ISO shall automatically be deemed to be a Nonqualified Stock Option, but only to the extent in excess of the $100,000 limit, and not an ISO. In such event, all other terms and provisions of such Option grant shall remain unchanged. This paragraph shall be applied by taking ISOs into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code.
6.12 ISO Grants to 10% Stockholders. Notwithstanding any contrary provision in this Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Option Price shall be at least one hundred and ten percent (110%) of the FMV of a Share on the date of grant.
6.13 Dividends and Dividend Equivalents. In no event shall dividends or dividend equivalents be granted alone or in conjunction with any Option under this Plan.
Article 7.
Stock Appreciation Rights
7.1 Grant of SARs. Subject to the terms and provisions of this Plan, SARs may be granted to Participants at any time and from time to time and on such terms as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement, but in no event shall the Grant Price be less than the FMV of a Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.
7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and specified in the SAR Award Agreement; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.
7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised on whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6 Payment of SAR Amount. On the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by
(b) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment on SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR or reserved for later determination by the Committee.
7.7 Termination of Employment or Service. Each Award Agreement shall set forth provisions relating to the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.
7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or, only in the case of SARs that are in tandem with NQSOs, pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code). Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant or, in the case of SARs in tandem with NQSOs transferred pursuant to a qualified domestic relations order, a Participant’s former spouse.
7.9 Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received on exercise of a SAR granted under this Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of a SAR for a specified period of time.
7.10 Dividends and Dividend Equivalents. In no event shall dividends or dividend equivalents be granted alone or in conjunction with any SAR under this Plan.

Article 8.
Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and on such terms as the Committee shall determine.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
8.3 Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or on earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.
8.4 Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company on vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee and subject to Section 18.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
8.5 Certificate Legend. In addition to any legends placed on certificates under Section 8.4, each certificate representing Shares of Restricted Stock granted under this Plan may bear a legend such as the following:
The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Matrix Service Company 2020 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Matrix Service Company.
8.6 Voting Rights. To the extent provided by the Committee in the Award Agreement, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion; provided, however, that all such dividends and dividend equivalents shall be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to the related Shares of Restricted Stock and Restricted Stock Units, and a Participant shall only be entitled to receive an amount in respect of dividends or dividend equivalents paid on Restricted Stock or Restricted Stock Units in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee,, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.
8.8 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right or obligation to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service with the Company or Affiliates. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.
8.9 Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth in the Award Agreement pertaining to the grant of the Restricted Stock Unit or reserved for later determination by the Committee.
Article 9.
Performance Shares and Performance Units
9.1 Grant of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and on such terms as the Committee shall determine.
9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which shall in no event be less than the FMV of a Share. The Committee shall set performance criteria for a Performance Period in its sole discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement the value and/or number of Performance Shares or Performance Units that will be paid to the Participant and whether a Participant shall be entitled to receive the value equivalent to any dividends paid during the Performance Period on the number of Shares that equals the Performance Shares or Performance Units granted to a Participant; provided, however, that a Participant shall only be entitled to receive an amount in respect of dividends paid on Shares to the extent the underlying Performance Shares/Performance Units have been earned by achievement of the corresponding performance criteria and any forfeiture restrictions have been satisfied and removed.
9.3 Earning of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received under such Award for a specified period of time.
9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares

(or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units and, if applicable, the value equivalent of any dividends paid in respect thereof, at the close of the applicable Performance Period or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.
9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or service with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued under this Plan, and may reflect distinctions based on the reasons for termination.
9.6 Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code).
Article 10.
Cash-Based Awards and Stock-Based Awards
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and on such terms as the Committee may determine.
10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, to the extent to which the performance criteria are met.
10.3 Payment in Consideration of Cash-Based Awards. Subject to the terms and provisions of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of a Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination by the Committee.
10.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including, subject to Section 18.15, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.
10.7 Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code).
10.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Stock-Based Awards or Cash-Based Awards payable in the form of Shares may, if the Committee so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion; provided, however, that all such dividends and dividend equivalents shall be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to such related Stock-Based Award or Cash-Based Award, and a Participant shall only be entitled to receive an amount in respect of dividends or dividend equivalents paid on such Stock-Based Award or Cash-Based Award in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units.
Article 11.
Performance Measures
Notwithstanding any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award that, at the time of grant, the Committee intends to be Performance-Based Compensation shall be determined by the attainment of one or more Performance Goals as determined by the Committee. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards prior to the period to which the Performance Goal(s) relate(s) or at such later date as determined by the Committee in its sole discretion, provided that the outcome of such Performance Goal(s) is substantially uncertain. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.
The Performance Goal(s) on which the payment or vesting of an Award shall be based on one or more of the following Performance Measures:
(a) Net earnings or net income (before or after taxes);
(b) Earnings per share;
(c) Net operating profit;
(d) Operating income;
(e) Operating income per share;
(f) Return measures (including, but not limited to, return on assets, return on capital, return on invested capital and return on equity, sales or revenue);
(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, free cash flow margin and cash flow return on capital or investments);
(h) Earnings before or after taxes, interest, depreciation, and/or amortization and impairment of intangible assets;

(i) Share price (including, but not limited to, growth measures and total stockholder return);
(j) Margins (including, but not limited to, gross or operating margins);
(k) Operating efficiency;
(l) Customer satisfaction;
(m) Employee satisfaction;
(n) Working capital targets;
(o) Revenue or sales growth or growth in backlog;
(p) Growth of assets;
(q) Productivity ratios;
(r) Expense targets;
(s) Measures of health, safety or environment (including, but not limited to, total recordable incident rate and safety training measures);
(t) Market share;
(u) Credit quality (including, but not limited to, days sales outstanding);
(v) Economic value added;
(w) Price earnings ratio;
(x) Improvements in capital structure;
(y) Compliance with laws, regulations and policies; and
(z) Such other measures selected or defined by the Committee at the time such Performance Measures are established.
Any Performance Measure(s) may be used to measure the performance of the Company and/or Affiliate as a whole or any business unit of the Company and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).
The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) impairment or asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report on Form 10-K for the applicable year; (f) items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; and (i) unrealized gains or losses with respect to hedging obligations.
Article 12.
Beneficiary Designation
A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the foregoing, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.
Article 13.
Rights of Participants
13.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer on any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.
Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms and provisions of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.
For purposes of this Plan, unless otherwise provided by the Committee, transfer of employment of an Employee between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in an Employee’s Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun-off from the Company or an Affiliate, if any, shall not be deemed a termination of employment for purposes of an Award.
13.2 Participation. No Employee shall have the right to be selected to receive an Award. No Employee, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.
13.3 Rights as a Stockholder. Except to the extent otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 14.
Change of Control
14.1 Change of Control Default Provisions.
(a) Subject to Section 4.2, upon a Change of Control all then-outstanding Awards shall immediately vest and be settled in accordance with Sections 14.2(a) and (b) below, except as may otherwise be provided in an Award Agreement between a Participant and the Company. The immediately preceding sentence shall not apply to the extent that another award meeting the requirements of Section 14.3 (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to Sections 14.3(a) and (b).
(b) If a Participant incurs an involuntary termination of service other than for Cause or a voluntary termination of service after suffering an Adverse Event within three (3) months prior to the occurrence of a Change of Control, the Participant shall be treated, solely for the purposes of this Plan (including, without limitation, this Article 14) as continuing in the employment or service of the Company or the applicable Affiliate until the occurrence of such Change of Control, and to have been terminated immediately thereafter.
14.2 Treatment of Outstanding Awards Not Replaced.
(a) OUTSTANDING AWARDS SUBJECT SOLELY TO A SERVICE CONDITION.
(i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes), within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), equal to the excess of (x) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company stockholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (y) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control.
(b) OUTSTANDING AWARDS SUBJECT TO A PERFORMANCE CONDITION.
(i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period), and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.
(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period). Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change of Control and shall be settled in cash within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (A) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company stockholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (B) the exercise price of such

Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control.
14.3 Definition of Replacement Award.
(a) An Award shall meet the conditions of this Section 14.3(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change of Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 14.3(b); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.
(b) If at any time following a Change of Control, a Participant incurs an involuntary termination of service other than for Cause or a voluntary termination of service after suffering an Adverse Event, then all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable for the remainder of term of the stock options or stock appreciation rights, as applicable, (ii) performance-based Awards shall be deemed to be satisfied at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee, taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period) and paid upon or within thirty (30) days of such termination of service, and (iii) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within thirty (30) days of such termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.
Article 15.
Amendment, Modification, Suspension, and Termination
15.1 Amendment, Modification, Suspension, and Termination. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:
(a) Without the prior approval of the Company’s stockholders and except as provided in Section 4.2, Options and SARs issued under this Plan will not be repriced, replaced or regranted (i) through cancellation, whether in exchange for cash or another type of award, (ii) by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR or (iii) by replacing a previously granted Option or SAR with a new Option with a lower Option Price or a new SAR with a lower Grant Price.

(b) To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement.
15.2 Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
15.3 Awards Previously Granted. Despite any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
Article 16.
Withholding
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under this Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto, as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, however, that, with the approval of the Committee, a Participant may satisfy the foregoing requirement by either (a) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (b) by delivering already owned unrestricted Shares, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations as determined by the Company (with any fractional share amounts resulting therefrom settled in cash). Such withheld or already owned and unrestricted Shares shall be valued at their FMV on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.
Article 17.
Successors
Any obligations of the Company or an Affiliate under this Plan with respect to Awards granted under this Plan, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 18
General Provisions
18.1 Forfeiture Events. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other obligation (by agreement or otherwise) that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.
This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material non-compliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
18.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
18.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan before:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
18.4 Investment Representations. The Committee may require each Participant, as a condition to the receipt of Shares under an Award under this Plan, to represent and warrant in good faith and in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
18.5 Employees Based Outside of the United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including, but not limited to, the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of this Plan to the contrary, to:
(a) Determine which Affiliates shall be covered by this Plan;
(b) Determine which Employees outside the United States are eligible to participate in this Plan;
(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;
(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions under this Plan and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.
18.6 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.
18.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken under its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate signs an Award Agreement instead of the Company, the Award shall be a general, unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made under this Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
18.8 No Fractional Shares. No fractional Shares shall be issued or delivered under this Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated. The Committee may pay cash in lieu of any fractional Shares in settlement of Awards under the Plan.
18.9 Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.
18.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.
18.11 Six-Month Delay for Specified Employees. Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Code Section 409A for a “specified employee” (within the meaning of Code Section 409A), then if a Participant is a “specified employee,” any such payment that the Participant would otherwise be entitled to receive during the first six months following a “separation from service” (as defined in Code Section 409A) shall be accumulated and paid or provided, as applicable, within ten (10) days after the date that is six months following such separation from service, or such earlier date upon which such amount can be paid or provided under Code Section 409A without being subject to such additional taxes and interest imposed pursuant to Code Section 409A and related provisions of the Code.
18.12 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Code Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Code Section 409A and the payment thereof prior to a

“separation from service” would violate Code Section 409A. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “retirement,” “termination,” “termination of employment,” or like terms shall mean “separation from service.”
18.13 Section 457A. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code (“Section 457A”) and all regulations, guidance, compliance programs and other interpretative authority thereunder, such that there are no adverse tax consequences, interest or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt this Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.
18.14 Compliance with Code Section 409A. It is intended that the Awards granted under this Plan shall be exempt from, or in compliance with, Code Section 409A. This Plan is intended to comply with Code Section 409A only if and to the extent applicable. In this respect, any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Code Section 409A. To the extent that an Award, issuance and/or payment is subject to Code Section 409A, it shall be awarded, issued and paid in a manner that will comply with Code Section 409A, as determined by the Committee. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A.
If any provision of this Plan (or of any Award) would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall, after consultation with the Participant, reform such provision to comply with Code Section 409A to the extent permitted under Code Section 409A; provided, however, the Company agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.
18.15 Minimum Vesting. No Award shall become vested and exercisable sooner than one (1) year after the date of the grant; provided, however, the Committee shall have discretion to provide for the earlier vesting and exercisability of such Award in the event of retirement, death or disability of the Participant, involuntary termination of the Participant other than for Cause, voluntary termination by the Participant after suffering an Adverse Event or, if permitted by Article 14, a Change of Control; and, provided, further, an Award or Awards for up to an aggregate maximum of five percent (5%) of the Total Share Authorization may be granted without regard to the minimum one-year vesting.
18.16 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an Internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Article 19.
Legal Construction
19.1 Gender And Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
19.2 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under this Plan.
The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4 Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

BOARD OF DIRECTORS

Jim W. Mogg
Chairman of the Board

John R. Hewitt
President and Chief Executive Officer and Director

Martha Z. Carnes
Audit Committee Chairman

John D. Chandler
Director

Carlin G. Conner
Director

John W. Gibson
Compensation Committee Chairman

Liane K. Hinrichs
Nominating and Corporate Governance Committee Chairman

James H. Miller
Director

MATRIX SERVICE COMPANY LEADERSHIP TEAM

John R. Hewitt
President and Chief Executive Officer and Director

Alan R. Updyke
Chief Operating Officer

Kevin S. Cavanah
Vice President and Chief Financial Officer

Nancy E. Austin
Vice President and Chief Administrative Officer

D. Quinton Beasley
Vice President, Accounting

Rick J. Bennett
Vice President and Chief Information Officer

Melissa K. Gilliland
Vice President, Human Resources

SUBSIDIARY LEADERSHIP TEAM

Bradley J. Rinehart
President, Matrix Service

Glyn A. Rodgers
President, Matrix PDM Engineering

Jason W. Turner
President, Matrix NAC

Kenneth L. Erdmann, P.E.
Senior Vice President, Matrix PDM Engineering

Terry D. Stewart
Senior Vice President, Matrix NAC

Shawn P. Payne
Senior Vice President, Matrix Service

Frank M. Capristo
Vice President, Matrix Service

Diego Carducci
Vice President, Matrix NAC

Patrick M. Chambers
Vice President, Matrix Service

Jay S. Crilley
Vice President, Matrix NAC

John R. Hart
Vice President, Matrix Service

Bradley C. Killmer
Vice President, Matrix Service

Karen A. McDonald
Vice President, Matrix Service

Vikas V. Moharir
Vice President, Matrix PDM Engineering

Douglas J. Montalbano
Vice President, Matrix NAC

Vicki R. Reese
Vice President, Matrix NAC

MATRIX PDM ENGINEERING MATRIX NAC MATRIX SERVICE MATRIX APPLIED TECHNOLOGIES

Matrix Service Company is an Equal Opportunity/Affirmative Action employer and does not discriminate against any employee or applicant for employment because of race, color, religion, gender, sexual orientation, national origin, age, genetic information, disability, veteran status, marital status, or any other legally protected characteristic or category.

MATRIX SERVICE COMPANY

5100 E. SKELLY DR., STE. 100 | TULSA, OK 74135

MATRIXSERVICECOMPANY.COM

NASDAQ: MTRX

MATRIX SERVICE COMPANY
5100 EAST SKELLY DRIVE
SUITE 100
TULSA, OK 74135

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTRX2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24518-P43738

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MATRIX SERVICE COMPANY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Martha Z. Carnes	☐	☐	☐
1b. John D. Chandler	☐	☐	☐
1c. Carlin G. Conner	☐	☐	☐
1d. John R. Hewitt	☐	☐	☐
1e. Liane K. Hinrichs	☐	☐	☐
1f. James H. Miller	☐	☐	☐
1g. Jim W. Mogg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.	**For**	**Against**	**Abstain**
2. To ratify the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2021.	☐	☐	☐
3. Advisory vote on named executive officer compensation.	☐	☐	☐
4. To approve the Matrix Service Company 2020 Stock and Incentive Compensation Plan.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement threof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D24519-P43738

MATRIX SERVICE COMPANY
Annual Meeting of Stockholders
November 3, 2020 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kevin S. Cavanah and John R. Hewitt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MATRIX SERVICE COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Time on November 3, 2020 at www.virtualshareholdermeeting.com/MTRX2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side